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SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Brookline Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
☐	$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
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	4)	Proposed maximum aggregate value of transaction:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

April 7, 2014

Dear Stockholder,

        I am pleased to invite you to the Brookline Bancorp, Inc. 2014 Annual Meeting of Stockholders. The meeting will be held at 11:00 a.m., Eastern Time, on May 7, 2014, at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts, 02138.

        Enclosed are a notice of matters to be voted on at the meeting, our proxy statement, a proxy card and our 2013 Annual Report. In addition to the formal items of business, we will report on the operations of Brookline Bancorp, Inc. (the "Company") and its subsidiaries, Brookline Bank, First Ipswich Bank and Bank Rhode Island. Directors and Officers of the Company will be present to respond to any suggestions that you may have.

        Whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented. Please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised as explained in the proxy statement.

        If you plan to attend the Annual Meeting, please bring the admission ticket attached to your proxy card and photo identification. Also, if your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee confirming your ownership as of the record date.

        On behalf of the Board of Directors and the employees of Brookline Bancorp, Inc., Brookline Bank, First Ipswich Bank and Bank Rhode Island, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

Paul A. Perrault
President and Chief Executive Officer

131 Clarendon Street
Boston, Massachusetts 02116
(617) 426-4600

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

May 7, 2014
11:00 a.m., Eastern Time

To Holders of common stock of Brookline Bancorp, Inc.:

        Notice is hereby given that the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of Brookline Bancorp, Inc. (the "Company") will be held on Wednesday, May 7, 2014 at 11:00 a.m., Eastern Time, at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts 02138, for the following purposes, as more fully described in the accompanying proxy statement (the "Proxy Statement"):

  1.
  To elect the four nominees named in the proxy statement, each to serve for a three-year term and until their respective successors are duly elected and qualified;

  2.
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014;

  3.
  To hold a non-binding advisory vote on the compensation of our named executive officers;

  4.
  To approve the Brookline Bancorp, Inc. 2014 Equity Incentive Plan; and

  5.
  To transact such further business as may properly come before the Annual Meeting, or any adjournment or postponement thereof. Please note that at this time we are not aware of any such business.

        Only stockholders of record as of the close of business on March 14, 2014 are entitled to receive notice of, to attend and to vote at the Annual Meeting. In accordance with Delaware law, for ten days prior to the Annual Meeting, a list of those registered stockholders entitled to vote at the Annual Meeting will be available for inspection in the office of the Corporate Secretary, Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116. The list will also be available at the Annual Meeting.

        Your vote is important. Please submit your proxy as soon as possible. Even if you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised as explained in the proxy statement.

Important Notice Regarding Internet Availability of Proxy Materials for May 7, 2014 Stockholder Meeting: The Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2013 are available at http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=4001623&GKP=207184

Sincerely,

Michael W. McCurdy General Counsel and Secretary

Boston, Massachusetts
April 7, 2014

131 Clarendon Street
Boston, Massachusetts 02116
(617) 425-4600

PROXY STATEMENT
FOR
2014 ANNUAL MEETING OF STOCKHOLDERS

 General Information

Why am I receiving this Proxy Statement?

        Brookline Bancorp, Inc. (the "Company") has made this Proxy Statement and the Company's Annual Report and Form 10-K for the fiscal year ended December 31, 2013 available to you in connection with the Company's solicitation of proxies for use at the 2014 Annual Meeting of Stockholders (the "Annual Meeting"), to be held on Wednesday, May 7, 2014 at 11:00 a.m., Eastern Time, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to the stockholders on or about April 7, 2014. You are invited to attend the Annual Meeting and are requested to vote on the proposals in this Proxy Statement. The Annual Meeting will be held at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts 02138.

What items will be voted on at the Annual Meeting?

        You are being asked to vote on the following items at the Annual Meeting:

  1.
  To elect the four nominees named in the proxy statement, each to serve for a three-year term and until their respective successors are duly elected and qualified;

  2.
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014;

  3.
  To hold a non-binding advisory vote on the compensation of our named executive officers;

  4.
  To approve the Brookline Bancorp, Inc. 2014 Equity Incentive Plan; and

  5.
  To transact such further business as may properly come before the Annual Meeting, or any adjournment or postponement thereof. Please note that at this time we are not aware of any such business.

Who may vote at the Annual Meeting?

        Each share of the Company's common stock has one vote on each matter. As of March 14, 2014, there were 70,572,460 shares of the Company's common stock issued and outstanding. Only stockholders of record as of the close of business on March 14, 2014 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting.

What constitutes a quorum?

        The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the Annual Meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

How do I vote?

        Voting in Person at the Meeting.    If you are a stockholder of record and attend the Annual Meeting, you may vote in person at the meeting. If your shares of common stock are held in street name and you wish to vote in person at the meeting, you will need to obtain a legal proxy from the broker, bank or other nominee that holds your shares of common stock of record.

        Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of common stock in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

  •
  Vote by Internet.  You may vote via the Internet by following the instructions on your proxy card. The website for Internet voting is printed on your proxy card. Please have your proxy card in hand. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 6, 2014. You will receive a series of instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

  •
  Vote by Telephone.  If you received printed copies of the proxy materials, you also have the option to vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 6, 2014. When you call, please have your proxy card in hand. You will receive a series of voice instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

  •
  Vote by Mail.  If you would like to vote by mail, then please mark, sign and date your proxy card and return it promptly to our transfer agent, American Stock Transfer & Trust Company, in the postage-paid envelope provided.

        Voting by Proxy for Shares Registered in Street Name.    If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

Will other matters be voted on at the Annual Meeting?

        We are not currently aware of any other matters to be presented at the Annual Meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxy holders.

May I revoke my proxy instructions?

        You may revoke your proxy at any time before it has been exercised by:

  •
  filing a written revocation with the Corporate Secretary of Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116;

  •
  submitting a new proxy by telephone, or by the Internet, or by submitting a new proxy card after the time and date of the previously submitted proxy; or

  •
  appearing in person and voting by ballot at the Annual Meeting.

        If you are a stockholder of record as of the record date attending the Annual Meeting, you may vote in person whether or not a proxy has been previously given, but your presence (without further action) at the Annual Meeting will not constitute revocation of a previously given proxy.

What is the voting requirement to approve each of the Proposals?

        For Proposal 1, a nominee for director in an uncontested election must receive a majority of the votes cast as to such nominee in order to be elected as director. Any incumbent director who does not receive the required vote for reelection will promptly offer to resign from the Board. Within 90 days after the date of certification of the election results, the Board of Directors will determine whether to accept or reject such director's offer to resign.

        Approval of Proposals 2, 3 and 4 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

How are abstentions treated?

        Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Only "FOR" and "AGAINST" votes are counted for purposes of determining the votes received in connection with each proposal. If you "abstain" from voting for Proposals 1, 2, 3 or 4, it will have the same effect as if your vote was not cast with respect to each such proposal, and this will have no effect on the outcome. A broker non-vote will have no effect on the outcome of Proposals 1, 2, 3 or 4.

How are proxies voted?

        All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted by the proxyholders in accordance with the stockholder's instructions.

What happens if I do not give specific voting instructions?

        If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

What is householding?

        If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Annual Report, Form 10-K, Notice of Annual Meeting and Proxy Statement. This procedure, known as "householding," is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of our Annual Report and proxy materials to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our Annual Report and proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.

        If you wish to request extra copies of our Annual Report, Form 10-K, or this Proxy Statement please send your request to the Company's Corporate Secretary at 131 Clarendon Street, Boston, Massachusetts 02116 and we will send you copies free of charge.

Is my vote confidential?

        Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except as necessary to meet applicable legal requirements, to allow for the tabulations and certification of votes, and to facilitate a successful proxy solicitation.

        Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and the Board.

Where can I find voting results of the Annual Meeting?

        The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by a representative from American Stock Transfer & Trust Company, who will serve as inspector of elections, and published and filed with the Securities Exchange Commission ("SEC") on a Form 8-K within four business days following the completion of the Annual Meeting.

How can I view the Company's proxy materials for the Annual Meeting on the Internet?

        The Company's proxy materials are available on the Company's website at www.brooklinebancorp.com. Additional information regarding the Company and its subsidiaries, Brookline Bank, First Ipswich Bank, and Bank Rhode Island, can be found at the following websites: www.brooklinebank.com, www.firstipswich.com, www.bankri.com.

PROPOSAL 1: ELECTION OF DIRECTORS

        The Company's Board currently consists of 13 directors. All of the Company's directors are independent under the current listing standards of the NASDAQ Stock Market LLC, except for Mr. Perrault, who currently serves as President and Chief Executive Officer of the Company, and Charles H. Peck and Merrill W. Sherman, who previously served as executive officers at subsidiaries of the Company. Mr. Peck currently serves as a consultant to the Company. Four directors will be elected at the Annual Meeting to serve for a three-year term until the 2017 Annual Meeting of Stockholders and until their respective successors have been duly elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy.

        The Board has nominated Margaret Boles Fitzgerald, Bogdan Nowak, Merrill W. Sherman and Peter O. Wilde for election as directors, each of whom has agreed to serve if so elected. Please refer to the sections entitled "Nominees for Director" and "Stock Ownership of Directors and Management" for additional information regarding the nominees.

        The following includes a discussion of the business experience for the past five years for each of our nominees and continuing directors. The biographical description below for each nominee includes specific experience, qualifications, attributes and skills that led to the conclusion by the Company's Nominating and Governance Committee and the Board of Directors that such person should serve as a director of the Company. The biographical description below for each director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Company's Nominating and Governance Committee and the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Company's Nominating and Governance Committee and the Board of Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the Annual Meeting.

        In addition to the information presented below regarding each person's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to the Company and its stockholders.

        Each of the Company's directors currently serves as a director for Brookline Bank. Mr. Perrault also serves as a director of First Ipswich Bank and Bank Rhode Island.

Nominees for Director

Terms to Expire in 2017

        Margaret Boles Fitzgerald.    Ms. Fitzgerald currently serves as the Director of Corporate and Foundation Relations at Boston Health Care for the Homeless Program and she chairs the Board of The Henry Luce Foundation, a position she has held since 2010. Previously, Ms. Fitzgerald served as Director of Alumni Communications and Stewardship at Emmanuel College from 2009 through 2010, and prior to that she served as Executive Vice President and Director of Community Relations at Hill, Holiday advertising in Boston. Additionally, Ms. Fitzgerald works with local non-profit organizations including The Museum of Fine Arts, Boston, The Salvation Army of Massachusetts Bay, and the Roy T. Morgan Foundation, Rhode Island. Ms. Fitzgerald serves on the Company's Audit and Risk Committees. Ms. Fitzgerald is a graduate of Bucknell University. Ms. Fitzgerald's extensive work with community service agencies and executive leadership experience provide her with valuable skills to share with the Board in its management of the Company's business.

        Bogdan Nowak.    Mr. Nowak joined the Board of Directors in January 2012 following the Company's acquisition of Bancorp Rhode Island,  Inc. and Bank Rhode Island, where he had served as a director since 2002. Mr. Nowak is the founder and President of Rhode Island Novelty, Inc., established in 1986. Headquartered in Fall River, Massachusetts, Rhode Island Novelty, Inc. is the nation's leading importer and wholesale distributor of novelty toys. Mr. Nowak serves on the Company's Audit and Risk Committees. Mr. Nowak's experience as a successful entrepreneur, his understanding of business operations and finances, and knowledge of corporate governance matters qualify him to serve on the Board of Directors.

        Merrill W. Sherman.    Ms. Sherman joined the Board of Directors in January 2012 following the Company's acquisition of Bancorp Rhode Island, Inc. Ms. Sherman served as President and Chief Executive Officer of Bancorp Rhode Island, Inc. and Bank Rhode Island from 1996 until 2012. Previously, Ms. Sherman served as President and CEO of two other New England community banks. Ms. Sherman is very active in the Rhode Island community. She plays a leadership role as a board member of a number of prominent non-profit organizations. Ms. Sherman serves on the Company's Executive and Risk Committees. Ms. Sherman's years of services as the chief executive officer of several banks provide her with experience in banking and operations matters which, combined with her leadership in the Rhode Island community, provides value to the Board in its management of the Company's business.

        Peter O. Wilde.    Mr. Wilde was President of Tuftane Extrusion Technologies, Inc., a manufacturing company, from 1998 to 2009. In 1997, Mr. Wilde was a Managing Director of Beckwith Bemis Incorporated, a coatings and finishing company. From 1991 to 1997, Mr. Wilde served as Vice President of Finance and Administration at Ran Demo, Inc., a materials technology company. Mr. Wilde serves as Chairman of the Company's Risk Committee and serves on the Company's Credit and Executive Committees. Mr. Wilde's experience as a manager and owner of several businesses provides the Board of Directors with considerable knowledge concerning the risks associated with lending to commercial companies and small businesses.

Continuing Directors

Terms to Expire in 2015

        John J. Doyle, Jr.    Mr. Doyle served as President and Chief Executive Officer of Randolph Savings Bank, a mutual savings bank, from November 16, 2009 until April 30, 2013. From 2007 to 2009, Mr. Doyle served as the President and Chief Executive Officer of Commonwealth Cooperative Bank. From 2002 to 2007, Mr. Doyle served as the President and Chief Executive Officer of North Abington Cooperative Bank. Earlier in his career, Mr. Doyle was a partner at KPMG LLP from 1969 through 1991. As a member of the Board of Directors, Mr. Doyle serves on the Company's Audit Committee. We believe that Mr. Doyle's experience as a partner at KPMG LLP, a long-time bank consultant, and as the chief executive officer of several banks provides him with a unique perspective on the Company's challenges and opportunities.

        Thomas J. Hollister.    Mr. Hollister retired from Global Partners, LP, a Fortune 500 company and an independent wholesale distributor of gasoline, diesel fuel, bio-fuel, heating oil and other refined petroleum products in the Northeast, on June 30, 2013. Prior to his retirement, Mr. Hollister served as Executive Vice President and Chief Financial Officer from July 2006 to January 2007, when he was named Chief Operating Officer. Previously, Mr. Hollister was Vice Chairman of Citizens Financial Group, Inc. Mr. Hollister is the former Chair of the Greater Boston Chamber of Commerce and currently serves on the Chamber's Executive Committee. Mr. Hollister also serves as Chair of the Board of Trustees of Wheaton College, Chair of the Trustees of Tufts Medical Center and has been involved in several not-for-profit organizations. As a member of the Board of Directors, Mr. Hollister serves as the Chair of the Company's Audit Committee and serves on the Company's Risk Committee. Mr. Hollister provides the Board of Directors with valuable perspective on the Company's activities as a result of his experience as the chief operating officer and chief financial officer of a Fortune 500 company, the former

Vice Chair of a large financial institution, and his leadership roles on the boards of several other organizations.

        Charles H. Peck.    Mr. Peck served as the Senior Loan Officer of Brookline Bank from 1970 and the President of Brookline Bank from April 2000 until his retirement in December 2010. Mr. Peck serves on the Company's Credit Committee. As the former President and Senior Loan Officer of Brookline Bank for many years, Mr. Peck provides the Board of Directors with considerable knowledge about the Company's activities and guidance with respect to the commercial markets in which the Company operates.

        Paul A. Perrault.    Mr. Perrault became Chairman and Chief Executive Officer of Brookline Bank in March 2009 and Chief Executive Officer of the Company in April 2009. In 2011, Mr. Perrault became President of the Company and of Brookline Bank. Mr. Perrault also serves as a member of the Board of Directors of First Ipswich Bank and Bank Rhode Island. During January 2009, Mr. Perrault was the Chief Executive Officer of Sovereign Bancorp, Inc. From 1990 through 2007, Mr. Perrault was President and Chief Executive Officer of Chittenden Corporation and, additionally, from 1998 through 2007, he served as Chairman of Chittenden Corporation. Mr. Perrault is the Treasurer and a member of the Board of Trustees of the Shelburne Museum in Shelburne, Vermont, a member of the Board of Trustees of the Perkins School for the Blind in Watertown, Massachusetts, and a member of the Board of Directors of P.C. Construction, Inc., a large contracting company headquartered in South Burlington, Vermont. Mr. Perrault provides the Board of Directors with broad perspective on the Company's strategies, challenges and opportunities as a result of his role as the President and Chief Executive Officer of the Company and his long-time successful experience as the chief executive officer of a larger commercial bank.

        Joseph J. Slotnik.    Mr. Slotnik served as the managing partner of the Boston office of L.F. Rothschild, later known as L.F. Rothschild, Unterberg, Towbin, a brokerage and investment firm, until his retirement in 1988. Mr. Slotnik previously served as the Company's Lead Director and was appointed Chairman of the Board of Directors of the Company in April 2011. As a member of the Board of Directors, Mr. Slotnik serves as a member of the Executive and Risk Committees and as Chair of the Compensation and Nominating and Governance Committees. Mr. Slotnik provides valuable insight concerning the Company's activities based on his long-time service as an independent director of the Company and his prior experience as the managing partner of a brokerage and investment firm.

Terms to Expire in 2016

        David C. Chapin.    Mr. Chapin is a Principal of Chapin Properties Team Ltd., a real estate investment and property appraisal and management company, and has served in that capacity since August 2004. From 1998 to August 2004, Mr. Chapin was a Principal of T. H. Niles Real Estate Group, Inc., a real estate investment and property appraisal and management company. Mr. Chapin is an active member of the community, serving as a director of Wellesley Senior Living, Inc. and Thrive Wellesley. As a member of the Board of Directors, Mr. Chapin serves as Chairman of the Company's Credit Committee and serves on the Executive, Compensation and Nominating and Governance Committees. Mr. Chapin is a valuable resource in evaluating and monitoring the risks associated with real estate lending, the Company's most significant area of activity, due to his extensive knowledge of and experience in the real estate market in which the Company originates commercial and residential mortgage loans.

        John A. Hackett.    Mr. Hackett currently serves as the Controller of J.J. Ruddy Insurance Agency, Inc., a position that he has held since 2005. Previously, Mr. Hackett served as the President of J. J. Ruddy Insurance Agency, Inc. for over 40 years, and retired as the President in 2005. Mr. Hackett served as a director of Mystic Financial, Inc. and its subsidiary bank, Medford Co-operative Bank, for

23 years before it was acquired by the Company in 2005. As a director of Medford Co-operative Bank, Mr. Hackett served as the chair of the Loan, Investment, Compensation and Nominating Committees. As a member of the Board of Directors, Mr. Hackett serves on the Company's Audit Committee. Mr. Hackett's long-time service as a member of the Board of Directors of another financial institution provides him with unique and valuable insight as it relates to the oversight of the Company's activities.

        John L. Hall, II.    Mr. Hall is President of Hall Properties, Inc., a real estate investment, management and development company, and has served in that capacity since 1989. Additionally, Mr. Hall is an owner and director of HallKeen Management, a real estate management and investment company located in Massachusetts. As a member of the Board of Directors, Mr. Hall serves on the Company's Executive, Compensation, Credit and Nominating and Governance Committees. Mr. Hall's extensive experience in the commercial real estate market industry provides him with the skills and knowledge that are valuable to the Board's management of the Company's lending and business activities.

        Rosamond B. Vaule.    Ms. Vaule is active in volunteer work for numerous educational and charitable organizations located in the Boston area, including the School of the Museum of Fine Arts Boston (Governor), the Old South Meeting House (Board of Directors), the Massachusetts Cultural Council (Board of Directors, Grant Committee Chair), Massachusetts Audubon Society (Board of Directors) and the Brookline Arts Center (Community Advisor). As a member of the Company's Board of Directors, Ms. Vaule serves on the Company's Audit Committee. Ms. Vaule's extensive work in the community and with charitable organizations provides the Board of Directors with perspective on developments in the principal community in which the Company conducts its business and maintains community relations.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES
TO THE BOARD OF DIRECTORS LISTED ABOVE

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

        A critical function of the Board is to oversee the Company's executive management in the competent and ethical operation of the Company on a day-to-day basis, and to assure that the long-term interests of the stockholders are being served. To satisfy this duty, the directors proactively establish appropriate policy to ensure that the Company is committed to success through the maintenance of the highest standards of responsibility and ethics.

        Members of the Board bring to the Company a wide range of experience and knowledge. These varied skills provide for strong leadership and effective corporate governance. The Board works closely with senior management to ensure effective decision-making, compliance with Company policy and regulations, and strong leadership.

Board Leadership Structure

        Mr. Slotnik serves as the Company's Chairman of the Board of Directors. Mr. Perrault serves as the Company's President and Chief Executive Officer. The Chairman and the President and Chief Executive Officer work closely to ensure that the strategic goals of the Company's management team are in line with the risk and governance oversight objectives of the Board of Directors.

        The Board of Directors encourages strong communication among all of its independent directors and the Chairman of the Board. The Board of Directors also believes that it is able to effectively provide independent oversight of the Company's business and affairs, including risks facing the Company, through the composition of its Board of Directors, the role of the independent Chairman, the strong leadership of the independent directors and the independent committees of the Board of Directors, and the other corporate governance structures and processes already in place. Twelve of the thirteen members of the Board of Directors are non-management directors, and ten of these twelve are independent under the rules of The NASDAQ Stock Market LLC, which we refer to as the "NASDAQ rules." All of the directors are free to suggest the inclusion of items on the agenda for meetings of the Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, the Board of Directors and each committee has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board of Directors also holds regularly scheduled executive sessions of non-management directors in order to promote discussion among the non-management directors and assure independent oversight of management. Moreover, the Audit Committee and the Compensation Committee, each of which are comprised entirely of independent directors, also perform oversight functions independent of management.

Risk Oversight

        The Board of Directors plays an important role in the risk oversight of the Company. Although the Board recognizes that it is not possible to identify all risks that may affect the Company and its subsidiaries or to develop processes and controls to completely eliminate or mitigate their occurrence or effects, the Board is involved in risk oversight through its direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees.

        In particular, the Board of Directors administers its risk oversight function through (i) the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to the risks that the Company faces, including, among others, market risk, interest rate risk, credit risk, regulatory risk, and various other matters relating to the Company's business, (ii) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, new hires and promotions to the Company's senior management positions, (iii) the appointment of a Chief Risk Officer and the oversight of the

Company's enterprise wide risk management by the Company's Risk Committee; (iv) the direct oversight of specific areas of the Company's business by the Audit Committee, (v) regular periodic reports from the Company's internal and external auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the Company's internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting the Company and its subsidiaries to the Board's attention.

        The Audit Committee is specifically responsible for reviewing and discussing with management and the Company's external and internal auditors matters and activities relating to financial reporting and internal controls of the Company, and the guidelines and policies that govern the process by which the Company's exposure to risk is assessed and managed by management.

        The Credit Committee is specifically responsible for the review and approval of loan transactions of a certain value, the oversight of the Company's credit risk and loan review process, and the governance of the Company's credit management.

        The Risk Committee is specifically responsible for monitoring and reviewing the Company's enterprise risk management framework and processes, emerging risks, and the adequacy of risk management functions within the Company.

Board Committees

        During 2013, the Board met nine times. Each director attended at least 75% of the combined total number of meetings of the Board and board committees of which he or she was a member. Consistent with the Company's policy, the independent directors meet at least twice each year in executive session. In addition, the Company strongly encourages all directors and nominees to attend each Annual Meeting. All of the directors as of May 8, 2013 attended the 2013 Annual Meeting, and the Company anticipates that all of the directors will attend the 2014 Annual Meeting.

        The Board has six standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Credit Committee and the Risk Committee. Written charters for certain standing committees are available on the Company's website at www.brooklinebancorp.com.

        Executive Committee.    The Executive Committee consists of Joseph J. Slotnik, David C. Chapin, John L. Hall II, Merrill W. Sherman, and Peter O. Wilde. The Executive Committee is responsible for transacting any business of the Company which properly might come before the Board of Directors, except such business that by law only the full Board is authorized to perform. The Executive Committee documents its proceedings and reports on any actions taken at the next meeting of the Board of Directors. The Executive Committee met a total of four times during 2013.

        Audit Committee.    The Audit Committee consists of Thomas J. Hollister (Chair), John J. Doyle, Jr., Margaret Boles Fitzgerald, John A. Hackett, Bogdan Nowak and Rosamond Vaule. Duties of the Audit Committee include the following: (i) reviewing the scope of the proposed audit, including the adequacy of staffing; (ii) discussing the contents of our audited financial statements with management and the independent auditor; (iii) appointing, compensating, evaluating, overseeing and/or replacing the independent registered public accounting firm; (iv) pre-approving the scope of services provided by and fees paid to the independent registered public accounting firm for audit, audit-related and permitted non-audit-related services; (iv) overseeing the internal and external audit function; and (v) reviewing with management and the Company's General Counsel the nature and status of significant legal matters. The Board has determined that each of Mssrs. Hollister and Doyle qualify as an "audit committee financial expert," as defined by the SEC, and that all members of the Audit Committee are independent and financially literate in accordance with the NASDAQ rules. The report of the Audit Committee is included in this Proxy Statement. The Audit Committee met a total of seven times during 2013.

        Compensation Committee.    The Compensation Committee consists of Joseph J. Slotnik (Chair), David C. Chapin, John L. Hall II, and Peter O. Wilde. The Compensation Committee is responsible for determining and overseeing the establishment of compensation levels for Company officers and reviewing personnel policies. Each member of the Compensation Committee is independent under the NASDAQ rules. The report of the Compensation Committee is included in this Proxy Statement. The Compensation Committee met a total of five times 2013.

        Nominating and Governance Committee.    The Nominating and Governance Committee consists of Joseph J. Slotnik (Chair), David C. Chapin, John L. Hall II and Peter O. Wilde. The Nominating and Governance Committee is responsible for the annual selection of the Board's nominees for election as directors, to review and monitor the Board's adherence to the NASDAQ rules with respect to independence, and to review the Company's committee structure and make any necessary recommendations to the Board of Directors regarding committee appointments. Each member of the Nominating and Governance Committee is independent under the NASDAQ rules. The Nominating and Governance Committee met four times in 2013.

        Credit Committee.    The Credit Committee consists of David C. Chapin (Chair), John L. Hall II, Charles H. Peck, and Peter O. Wilde. The Credit Committee is responsible for the approval of certain loan transactions at the Company's subsidiary banks, the oversight of the Company's credit risk and governance, and the credit risk management process. The Credit Committee met twenty-four times in 2013.

        Risk Committee.    The Risk Committee consists of Peter O. Wilde (Chair), Margaret Boles Fitzgerald, Thomas J. Hollister, Bogdan Nowak, Merrill W. Sherman and Joseph J. Slotnik. The Risk Committee is responsible for monitoring and reviewing, in conjunction with the other Board committees, or the full Board, the enterprise risk management framework and processes for the Company, emerging risks, and the adequacy of risk management functions. The Risk Committee, a newly formed committee of the Board, provides periodic reports to the Board of Directors regarding the Company's risk management framework.

Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics that sets forth standards of ethical business conduct for all directors, officers, and employees of the Company and its subsidiaries. The purpose of the Code of Business Conduct and Ethics is to provide directors, officers and employees with a framework for making honest, ethical and legal decisions, ensure full, fair, accurate, timely and understandable public disclosures in periodic reports required to be filed by the Company, require compliance with applicable laws, rules and regulations, and encourage prompt internal reporting of violations of the Code of Business Conduct and Ethics. All directors, officers, and employees are required to annually certify that they have read and agree to abide by the terms of the Code of Business Conduct and Ethics. Additionally, the Code of Business Conduct and Ethics is in conformity with the requirements of the Sarbanes-Oxley Act of 2002 and the NASDAQ rules. A copy of the Code of Business Conduct and Ethics and any amendments to or waivers of the requirements therein, are available on the Company's website at www.brooklinebancorp.com.

        The Company is required by the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission's related rules to disclose whether it has adopted a Code of Ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or individuals performing similar functions. The Company's Chief Executive Officer and senior financial officers are bound by the Company's Code of Ethics for Financial Professionals.

        The Board has established a means for employees, customers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Code of Business Conduct and Ethics relating to, among other things:

  •
  Accounting practices, internal accounting controls or auditing matters and procedures;

  •
  Theft or fraud of any amount;

  •
  Insider trading;

  •
  Performance and execution of contracts;

  •
  Conflicts of interest; and

  •
  Violations of securities laws.

        Any employee, stockholder or other interested party may submit a report to the Audit Committee in writing to: Brookline Bancorp, Inc., Audit Committee, P.O. Box 6024, Providence, Rhode Island 02940-6024.

        Reports may also be made by phone or online via the Company's Ethics Reporting Hotline, which is administered by The Network, an independent, third-party monitoring service. The Ethics Reporting Hotline is available 7 days per week, 24 hours per day. Calls or web reports to the Ethics Reporting Hotline may be anonymous if requested. The Ethics Reporting Hotline can be reached at: (855) 898-9097.

Board Nominations

        The Nominating and Governance Committee identifies nominees by evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experiences that are relevant to our business and who are willing to continue in service are first considered for renomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee or the Board decides not to renominate a member for reelection, or if the size of the Board is increased, the Nominating and Governance Committee would seek to identify appropriate director candidates. In addition, the Nominating and Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.

        Neither the Nominating and Governance Committee nor the Board has a policy with regard to the consideration of diversity in identifying director nominees, although both may consider diversity when identifying and evaluating nominees. The Nominating and Governance Committee may consider whether a nominee, if elected, would have the necessary qualifications, professional background and core competencies to discharge his or her duties as well as the ability to add something unique and valuable the Board of Directors as a whole. The Nominating and Governance Committee would seek to identify a candidate who at a minimum has high personal and professional integrity, who shall have demonstrated ability and judgment, and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

        The Nominating and Governance Committee will also take into account whether a candidate satisfies the criteria for being an independent director under the NASDAQ rules, and if a candidate with financial and accounting experience is sought for service on the Audit Committee, whether the individual is financially literate and qualifies as an Audit Committee financial expert.

Stockholder Nominations

        Any stockholder of the Company entitled to vote for the election of directors at the Annual Meeting can submit the names of candidates for director by writing to the Nominating and Governance Committee, care of the Corporate Secretary, at Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year's Annual Meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Corporate Secretary of the Company not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

        The submission shall include the following information set forth below:

  •
  The name and address of record of the stockholder, along with the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder;

  •
  A representation that the stockholder is a record holder of the Company's securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  •
  The name, age, business and residential address, educational background, current principal occupation or employment and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

  •
  A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in the Nominating and Governance Committee Charter and which are discussed in further detail in the section above;

  •
  A description of all arrangements or understandings between the stockholder and proposed director candidate;

  •
  The consent of the proposed director candidate (i) to be named in the proxy statement relating to the Company's Annual Meeting of Stockholders and (ii) to serve as a director if elected as such at the Annual Meeting; and

  •
  Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

        In addition, the stockholder making the submission must provide his or her name and address, as they appear in the Company's books, and the class and number of shares of capital stock that are beneficially owned by such stockholder.

        A nomination for Board candidates submitted by a stockholder for presentation at an Annual Meeting must comply with the procedural and informational requirements in "Advance Notice of Business to be Conducted at an Annual Meeting."

        There were no submissions by stockholders of Board nominees for our 2014 Annual Meeting.

Communications with the Board

        Stockholders who wish to communicate with the Board or with any director can write to the Nominating and Governance Committee, care of the Corporate Secretary, at Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116. This letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will forward the communication to the director(s) to whom it is addressed, or, if the inquiry is a request for information about the Company or a stock-related matter for example, the Corporate Secretary will respond directly. The Corporate Secretary will not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

        At each Board meeting, the Corporate Secretary shall present a summary of all communications received, if any, since the last meeting and make those communications available to the directors upon request.

Transactions with Related Parties

        Pursuant to various regulatory requirements and other applicable law, the Boards of the Company and its subsidiaries, Brookline Bank, First Ipswich Bank and Bank Rhode Island, must approve certain extensions of credit, contracts and other transactions between the Company's subsidiaries and any director or executive officer. The Company has adopted written policies and procedures to implement these requirements which state, in essence, that any transaction between the Company, its subsidiaries and any director or executive officer, or any of their affiliates or immediate family members, may be made on terms comparable to those which the Company would reach with an unrelated, similarly-situated third-party and must be approved in advance by a Board vote. The office of the Company's General Counsel is responsible for the oversight of the Company's policy regarding related party transactions, which is typically applied to extensions of credit and any other financial transactions of a material nature between the Company, its subsidiaries, and any director or executive officer. Any director or executive officer involved in such a transaction leaves the meetings while the Board considers and votes upon the transaction.

        Since January 1, 2013, neither the Company nor its subsidiaries has been a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer, or holder of more than 5% of the Company's stock, or any members of the immediate family of any such person, had or will have a direct or indirect material interest other than the following:

  •
  On December 23, 2010, Charles H. Peck entered into a Retirement Agreement with the Company in which he agreed to provide commercial real estate consulting services to the Company and its management team. The Retirement Agreement is for one year, can be extended by mutual agreement of the Company and Mr. Peck, and provides for the payment to Mr. Peck in the amount of $4,000 per month. The Company and Mr. Peck extended the agreement through December, 2014.

  •
  On January 1, 2012, Merrill W. Sherman entered into a two-year Consulting and Non-Competition Agreement with the Company to be paid a total of $650,000 in consideration of the non-competition, non-solicitation and non-disparagement provisions, with $350,000 of such amount paid to Ms. Sherman upon the closing of the transaction in 2012, and the remaining $300,000 was paid on the one year anniversary of the closing in 2013.

        Some of the directors and executive officers of the Company, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated are, or during 2013 were, also customers of Brookline Bank, First Ipswich Bank and Bank

Rhode Island in the ordinary course of business, or had loans outstanding during 2013. It is anticipated that such persons and their associates will continue to be customers of and indebted to Brookline Bank, First Ipswich Bank and Bank Rhode Island in the future. All such loans were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unaffiliated persons and, where required by law, were approved by the Boards of Brookline Bank, First Ipswich Bank or Bank Rhode Island. None of these loans to directors, executive officers or their associates is nonperforming.

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Messrs. Slotnik, Chapin, Hall and Wilde. None of these persons has served as an officer or employee of the Company. None of these persons had any relationships with the Company requiring disclosure under applicable rules and regulations of the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT

        Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the SEC regarding ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by each person who was the beneficial owner of more than five percent of the Company's Common Stock, including shares owned by its directors.

Name and Address of Owner	Shares of Common Stock	Percent of Class of Ownership
BlackRock, Inc.(1)	6,607,150	9.4%
40 East 52nd Street
New York NY 10022
The Vanguard Group, Inc.(2)	4,449,281	6.34%
100 Vanguard Blvd.
Malvern, PA 19355
DePrince, Race & Zollo, Inc.(3)	4,442,231	6.33%
250 Park Ave South, Suite 250
Winter Park, FL 32789
Dimensional Fund Advisors LP(4)	3,991,865	5.69%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

(1)
Based exclusively on a Schedule 13G filed by BlackRock, Inc. on January 17, 2014. The filer claimed sole power to vote or to direct the vote of 6,607,150 shares and the sole power to dispose or to direct the disposition of 6,607,150 shares.

(2)
Based exclusively on a Schedule 13G filed by The Vanguard Group, Inc. on February 6, 2014. The filer claimed sole power to vote or to direct the vote of 4,449,281 shares and the sole power to dispose or to direct the disposition of 4,349,470 shares.

(3)
Based exclusively on a Schedule 13G filed by DePrince, Race & Zollo, Inc. on February 13, 2014. The filer claimed sole power to vote or to direct the vote of 3,497,555 shares and the sole power to dispose or to direct the disposition of 4,442,231 shares.

(4)
Based exclusively on a Schedule 13G filed by Dimensional Fund Advisors LP on February 10, 2014. The filer claimed sole power to vote or to direct the vote of 3,844,522 shares and the sole power to dispose or to direct the disposition of 3,991,865 shares.

        The following table details, as of the Record Date, information concerning the beneficial ownership of our common stock by:

  •
  Each director;

  •
  Each of our named executive officers; and

  •
  All directors and named executive officers as a group.

Name and Address of Beneficial Owner*	Age	Position	Director Since(1)	Term Expires	Number of Shares Beneficially Owned(2)		Percent of Class(3)
David C. Chapin	77	Director	1989	2016	132,916	(4)	**
James M. Cosman	63	Chief Operations Officer	N/A	N/A	54,271	(5)	**
John J. Doyle, Jr.	80	Director	2006	2015	17,000	(6)	**
Margaret Boles Fitzgerald	58	Director	2013	2014	6,300	(7)	**
Julie A. Gerschick	56	Former Chief Financial Officer and Treasurer	N/A	N/A	9,932	(8)	**
John A. Hackett	73	Director	2007	2016	37,000	(9)	**
John L. Hall, II	74	Director	1983	2016	170,917	(10)	**
Thomas J. Hollister	59	Director	2009	2015	17,700	(11)	**
Mark J. Meiklejohn	50	President and Chief Executive Officer, Bank Rhode Island	N/A	N/A	46,223	(12)	**
Thomas J. Meshako	53	Principal Financial Officer & Chief Accounting Officer	N/A	N/A	11,000	(13)	**
Bogdan Nowak	50	Director	2012	2014	95,955	(14)	**
Charles H. Peck	73	Director	1995	2015	368,728	(15)	**
Paul A. Perrault	62	President and Chief Executive Officer	2009	2015	336,531	(16)	**
M. Robert Rose	62	Chief Credit Officer	N/A	N/A	61,987	(17)	**
Merrill W. Sherman	65	Director	2012	2014	17,000	(18)	**
Joseph J. Slotnik	77	Chairman	1970	2015	183,275	(19)	**
Rosamond B. Vaule	76	Director	1989	2016	114,749	(20)	**
Peter O. Wilde	74	Director	1993	2014	152,708	(21)	**
Directors and Officers as a Group(16) persons					1,834,192		2.59%

*
Unless otherwise indicated, the address is c/o Brookline Bancorp, Inc., 131 Clarendon Street, Boston, MA 02116.

**
Less than 1%.

(1)
The dates for Mr. Peck, Mr. Slotnik, Mr. Chapin, Mr. Hall, Ms. Vaule and Mr. Wilde reflect their initial appointment to the Board of Trustees of Brookline Bank.

(2)
The number of shares of common stock "beneficially owned" by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. "Number of Shares Beneficially Owned" includes shares of common stock that may be acquired upon the exercise of options to acquire shares of common stock that are exercisable on or within 60 days after March 14, 2014. Except as otherwise noted, each beneficial owner has sole voting and investment power over the shares and units.

(3)
The total number of shares outstanding used in calculating this percentage assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 14, 2014 held by the beneficial owner and that no options held by other beneficial owners are exercised.

(4)
Includes 123,958 shares as to which he has shared voting and investment power with his spouse; 1,458 shares owned by the 1253 Beacon Street Realty Trust, of which he is Trustee and to which he has shared voting and investment powers with other Trustees; 2,500 shares of unvested restricted stock as to which he has sole voting power; and 5,000 shares issuable pursuant to options exercisable within 60 days of March 14, 2014.

(5)
Includes 8,750 shares as to which he has sole voting and investment power; 18,750 shares of unvested restricted stock as to which he has sole voting power; and 1,771 shares held by the ESOP for his account as to which he has shared voting power; and 25,000 shares issuable pursuant to options exercisable within 60 days of March 14, 2014.

(6)
Includes 2,500 shares of unvested restricted stock as to which he has sole voting power; 2,400 shares held by the Kathryn W. Doyle Trust, of which Mr. Doyle is trustee; 7,100 shares held by the Marilyn Doyle Trust, of which Mr. Doyle is trustee; and 5,000 shares issuable pursuant to options exercisable within 60 days of March 14, 2014.

(7)
Includes 2,500 shares as to which she has sole voting and investment power; 1,000 shares held by the Margaret Fitzgerald Burke account as to which she has shared voting power; 1,000 shares held by the Elizabeth Richardson Fitzgerald account as to which she has shared voting power; 800 shares held by the Samuel Luce Fitzgerald account as to which she has shared voting power; and 1,000 shares held by the IRA account of her spouse.

(8)
Ms. Gerschick resigned as Chief Financial Officer and Treasurer of the Company effective December 31, 2013. On December 31, 2013, she forfeited 18,750 shares of unvested restricted stock.

(9)
Includes 16,500 shares as to which he has shared voting and investment powers with his spouse; 2,500 shares of unvested restricted stock as to which he has sole voting power; 6,500 shares held in an IRA account as to which he has sole voting and investment power; 6,500 shares held in an IRA for his spouse, as to which he has no voting or investment power; and 5,000 shares issuable pursuant to options exercisable within 60 days of March 14, 2014.

(10)
Includes 163,417 shares as to which he has sole voting power; 2,500 shares of unvested restricted stock as to which he has sole voting power and 5,000 shares issuable pursuant to options exercisable within 60 days of March 14, 2014.

(11)
Includes 10,200 shares as to which he has sole voting power; 2,500 shares of unvested restricted stock as to which he has sole voting power; and 5,000 shares issuable pursuant to options exercisable within 60 days of March 14, 2014.

(12)
Includes 36,762 shares as to which he has sole voting power; 9,167 shares of unvested restricted stock as to which he has sole voting power and 294 shares held by the ESOP for his account as to which he has shared voting power.

(13)
Includes 833 shares as to which he has sole voting and investment power; 4,167 shares of unvested restricted stock as to which he has sole voting power; and 6,000 shares held by his IRA.

(14)
Includes 71,127 shares as to which he has sole voting and investment power; 2,500 shares of unvested restricted stock as to which he has sole voting power and 22,328 shares owned by Sydenham Corporation, an investment company, of which Mr. Nowak is the President and for which he has sole voting and investment power.

(15)
Includes 329,463 shares as to which he has sole voting and investment power; 10,000 shares as to which he has shared voting and investment power with his spouse; 26,765 shares held by the Company's Employee Stock Ownership Plan ("ESOP") for his account as to which he has shared voting power; and 2,500 shares of unvested restricted stock as to which he has sole voting power.

(16)
Includes 83,947 shares as to which he has sole voting and investment power; 124,906 shares of unvested restricted stock as to which he has sole voting power; 2,833 held by the ESOP for his account as to which he has shared voting power; and 124,845 shares issuable pursuant to options exercisable within 60 days of March 14, 2014.

(17)
Includes 3,342 shares as to which he has sole voting and investment power; 18,750 shares of unvested restricted stock as to which he has sole voting power; and 1,770 shares held by the ESOP for his account as to which he has shared voting power; and 6,250 shares held by the M. Robert Rose Trust of which he has sole voting power; and 6,875 shares held by his IRA; and 25,000 shares issuable pursuant to options exercisable within 60 days of March 14, 2014.

(18)
Includes 14,500 shares as to which she has sole voting and investment power and 2,500 shares of unvested restricted stock as to which she has sole voting power.

(19)
Includes 138,906 shares as to which he has sole voting and investment power; 2,500 of unvested restricted stock as to which he has sole voting power; 26,869 shares owned by his spouse, as to which he has no voting and investment power; 10,000 shares owned by the revocable trust of his spouse, as to which he has no voting and investment power; and 5,000 shares issuable pursuant to options exercisable within 60 days of March 14, 2014

(20)
Includes 97,249 shares as to which she has sole voting and investment power; 2,500 shares of unvested restricted stock as to which she has sole voting power; and 10,000 shares held by the Rosamond B. Vaule Trust as to which she has sole voting and investment power; and 5,000 shares issuable pursuant to options exercisable within 60 days of March 14, 2014.

(21)
Includes 145,208 shares as to which he has sole voting and investment power; 2,500 shares of unvested restricted stock as to which he has sole voting power; and 5,000 shares issuable pursuant to options exercisable within 60 days of March 14, 2014.

N/A
Not Applicable

Section 16(a) Beneficial Ownership Reporting Compliance

        The Company's common stock is registered with the SEC pursuant to Section 12 of the Exchange Act. Accordingly, our directors, senior management and beneficial owners of more than 10% of the Company's common stock are required to disclose beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5, which are filed with the SEC. At the present time, the Company has no knowledge of any individual, group or entity with beneficial ownership of more than 10% of the Company's common stock. In addition, based on the Company's review of ownership reports, the Company believes its directors and senior management timely complied with the reporting requirements of Section 16(a) for the period ended December 31, 2013.

DIRECTOR COMPENSATION

        The Company's primary goal is to provide competitive and reasonable compensation to independent directors in order to attract and retain qualified candidates to serve on the Company's Board. Directors who are also officers of the Company are not eligible to receive board fees. All fees earned are paid in cash and are eligible for deferral under the Non-Qualified Deferred Compensation Plan, as defined below.

        The following table sets forth certain information as to the total remuneration paid to our directors other than Mr. Perrault for the year ended December 31, 2013. No compensation was paid to Mr. Perrault for his services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Plan Incentive Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
David C. Chapin	60,000	24,225	—	N/A	N/A	—	84,225
John J. Doyle, Jr.	50,000	24,225	—	N/A	N/A	—	74,225
Margaret Boles Fitzgerald(4)	8,375	—	—	N/A	N/A	—	8,375
John A. Hackett	50,000	24,225	—	N/A	N/A	—	74,225
John L. Hall, II	50,000	24,225	—	N/A	N/A	—	74,225
Thomas J. Hollister	60,000	24,225	—	N/A	N/A	—	84,225
Charles H. Peck	50,000	24,225	—	N/A	N/A	48,000	122,225
Bogdan Nowak	50,000	24,225	—	N/A	N/A	—	74,225
Merrill W. Sherman(5)	50,000	24,225	—	N/A	N/A	300,000	374,225
Joseph J. Slotnik	70,000	24,225	—	N/A	N/A	—	94,225
Rosamond B. Vaule	50,000	24,225	—	N/A	N/A	—	74,225
Peter O. Wilde	50,000	24,225	—	N/A	N/A	—	74,225

(1)
Reflects all fees earned or paid for services as a director of Brookline Bancorp, Inc. and Brookline Bank. Also includes amounts which have been deferred at the election of the non-employee directors and compensation for serving on the committees of the Board of Directors. Mr. Slotnik received $20,000 for services as Chairman of the Board, Mr. Hollister received $10,000 for services as Chairman of the Audit Committee, and Mr. Chapin received $10,000 for services as Chairman of the Credit Committee.

(2)
Each director in office on July 29, 2013 received a restricted stock award of 2,500 shares which vest one year from the grant date. The dollar value is the grant date fair market value of the awards. The grant date fair market value is calculated by multiplying the grant amount by the closing price of the Company's stock on the date of grant.

(3)
On December 23, 2010, Charles H. Peck entered into a Retirement Agreement with the Company in which he agreed to provide commercial real estate consulting services to the Company and its management team. The Retirement Agreement is for one year, can be extended by mutual agreement of the Company and Mr. Peck, and provides for the payment to Mr. Peck in the amount of $4,000 per month. The Company and Mr. Peck extended the agreement through December, 2014.

(4)
Ms. Boles Fitzgerald joined the Board on October 23, 2013 and received prorated fees for the duration of 2013.

(5)
On January 1, 2012, Merrill W. Sherman entered into a two-year Consulting and Non-Competition Agreement with the Company to be paid a total of $650,000 in consideration of the non-competition, non-solicitation and non-disparagement provisions, with $350,000 of such amount paid to Ms. Sherman upon the closing of the transaction and the remaining $300,000 was paid on the one year anniversary of the closing in 2013.

  Cash Retainer and Meeting Fees for Non-Employee Directors

          The following table sets forth the applicable retainers and fees paid to our non-employee directors for their services on the Board of Directors of Brookline Bancorp, Inc. during 2013:

Annual Retainer	$50,000	(1)
Chairman of the Board	$20,000
Chairman of the Audit Committee	$10,000
Chairman of the Credit Committee	$10,000

(1)
Employee directors do not receive an annual retainer.

 EXECUTIVE OFFICERS

        The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. Perrault, who is both a director and an executive officer of the Company, may be found in the section entitled "Proposal 1: Election of Directors."

Name	Position with Company	Age
Russell G. Cole	President and Chief Executive Officer, First Ipswich Bank	56
James M. Cosman	Chief Operations Officer	63
Michael W. McCurdy	General Counsel, Chief Risk Officer, and Corporate Secretary	45
Mark J. Meiklejohn	President and Chief Executive Officer, Bank Rhode Island	50
Sarah P. Merritt	Chief Human Resources Officer	60
Thomas J. Meshako	Principal Financial Officer and Chief Accounting Officer(1)	53
M. Robert Rose	Chief Credit Officer	62

(1)
Julie A. Gerschick resigned as the Company's Chief Financial Officer and Treasuruer effective December 31, 2013. Thomas J. Meshako was appointed Principal Financial Officer and Chief Accounting Officer effective January 1, 2014.

        Russell G. Cole, President and Chief Executive Officer, First Ipswich Bank.    Mr. Cole serves as the President and Chief Executive Officer of First Ipswich Bank, a subsidiary of the Company. Mr. Cole is a director and the Chairman of the Board of Directors of First Ipswich Bank. Prior to joining First Ipswich Bank in 2004, he served as President and Chief Executive Officer of Ocean National Bank in Kennebunk, Maine. Mr. Cole currently serves as a director of the Ipswich YMCA Board and as a director and the Treasurer of the North Shore Chamber of Commerce. Mr. Cole is a former Director of the Maine Bankers Association and is actively involved with state, national banking and insurance associations, as well as an active participant in local municipal and civic organizations. Mr. Cole earned a Bachelor of Arts in Business Administration from the University of Maine at Orono.

        James M. Cosman, Chief Operations Officer.    Mr. Cosman joined the Company in 2009 and is responsible for the Company's operations and information technology departments, as well as cash management and underwriting for small business and consumer loans. From 2000 to 2009, Mr. Cosman was a senior executive in bank underwriting and operations at Sovereign Bank, where he managed the Lending and Operations divisions. Mr. Cosman earned a Masters in Business Administration from Western New England College and a Bachelor of Arts degree from Syracuse University.

        Michael W. McCurdy, General Counsel, Chief Risk Officer and Corporate Secretary.    Mr. McCurdy joined the Company in August 2011 and currently serves as the Company's General Counsel, Chief Risk Officer and Corporate Secretary. Mr. McCurdy currently serves on the Board of Directors of Triangle, Inc. From 2007 until 2011, Mr. McCurdy served as an Executive Vice President, General Counsel and Corporate Secretary for Danvers Bancorp, Inc., overseeing the Company's legal and retail areas. Mr. McCurdy was President and Chief Executive Officer of BankMalden from 2001 to 2007. Mr. McCurdy earned his Juris Doctor degree from Suffolk Law School and his Bachelor of Arts degree from the University of California at Santa Barbara.

        Mark J. Meiklejohn, President and Chief Executive Officer, Bank Rhode Island.    Mr. Meiklejohn is President and Chief Executive Officer and a member of the Board of Directors of Bank Rhode Island. Mr. Meiklejohn joined Bank Rhode Island in January 2006 as the Director of Commercial Banking. In 2008, he became the Chief Lending Officer of the Bank Rhode Island, responsible for all lending activities as well as cash management, business development, and oversaw the operations at Macrolease, Inc., the bank's leasing subsidiary. Prior to joining Bank Rhode Island, Mr. Meiklejohn was a Senior Vice President in middle market lending with Citizens Bank. Mr. Meiklejohn began his career at Fleet Bank in 1985. Mr. Meiklejohn earned a bachelor's degree from the University of Connecticut.

        Sarah P. Merritt, Chief Human Resources Officer.    Ms. Merritt joined the Company in February, 2011 and currently serves as the Company's Chief Human Resources Officer. In 2008, Ms. Merritt served as a Senior Vice President at People's United Bank in Bridgeport, Connecticut, where she was responsible for the corporate employee relations and recruiting functions. From 1982 to 2007, Ms. Merritt served as the Director of Human Resources for Chittenden Corporation. Ms. Merritt earned a bachelor's degree from Skidmore College and a master's degree from George Washington University.

        Thomas J. Meshako, Principal Financial Officer and Chief Accounting Officer.    Mr. Meshako was appointed the Company's Principal Financial Officer on January 1, 2014. Mr. Meshako joined the Company in January, 2012 as Director of Finance. From 2008 until 2012, Mr. Meshako served as a Senior Vice President at Union Bank in Morrisville, Vermont and, prior to that, he served as a Senior Vice President at Chittenden Corporation in Burlington, Vermont from 1997 through 2008. Mr. Meshako earned his Masters of Business Administration from the University of New Haven and a Bachelor of Science degree from Bentley College.

        M. Robert Rose, Chief Credit Officer.    Mr. Rose joined the Company in 2009 and presently serves as the Company's Chief Credit Officer. From 2000 to 2004, Mr. Rose was the Chief Credit Risk Management Officer of Sovereign Bank, and from 2004 to 2009 served as the Chief Risk Officer of Sovereign Bank. Prior to his tenure at Sovereign Bank, Mr. Rose held senior credit and risk management positions at Bank of Boston/Fleet Bank and BayBanks, Inc. Mr. Rose serves as Vice Chairman of the Board of Directors of the Risk Management Association and as a member of the Executive Committee of the Risk Management Association. Mr. Rose earned his bachelor's degree and master's in business administration degrees from Babson College and obtained a certification in risk management from The Wharton School at the University of Pennsylvania.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        This section provides a description of the roles and responsibilities of the Compensation Committee of the Company's Board of Directors. Additionally, this section details the Company's executive compensation philosophy and contains a discussion of each material element of the Company's executive officer compensation program as it relates to the following "named executive officers" (the "Named Officers") whose compensation information is detailed:

Paul A. Perrault	President and Chief Executive Officer
Julie A. Gerschick[1]	Chief Financial Officer and Treasurer
M. Robert Rose	Chief Credit Officer
Mark J. Meiklejohn	President and Chief Executive Officer, Bank Rhode Island
James M. Cosman	Chief Operations Officer

Executive Summary

        The Compensation Committee oversees the executive compensation program and determines the compensation for the Company's executive officers. This Committee as well as the Company's Board of Directors continues to believe that the Company's success is highly dependent on the ability to hire and retain qualified executives who have the potential to influence performance and enhance stockholder value over time. By designing and developing executive compensation programs that are competitive in the marketplace, built to reward strong corporate performance, and that are aligned with stockholder interests, the Company has been successful in building a strong executive management team over the past few years.

        In 2013, the Company continued its transition to a commercial bank and completed the integration of Bank Rhode Island following its acquisition in 2012. The Company reported net income of $35.4 million in 2013 and total assets of $5.3 billion as of December 31, 2013. The Company's total deposit balances increased to $3.8 billion and total loan balances increased to $4.4 billion, both as of December 31, 2013. The Company reported earnings of $0.51 per share.

Role of the Compensation Committee

        The Compensation Committee is responsible for discharging the responsibilities of the Board of Directors regarding the compensation philosophy, programs, and practices as they relate to the Company's directors and Named Officers. The primary purpose of the Compensation Committee is to develop, approve and implement compensation policies and plans that are fair and appropriate to attract, retain, and motivate executives to further the Company's long-term strategic plan and drive stockholder value.

        The Compensation Committee meets throughout the year and held five meetings in 2013. The Committee has spent considerable time over the past three years building a comprehensive compensation program. The Committee followed the established pattern of analyzing the external economic and market conditions in order to ensure the continued competitiveness of programs that have been developed over the past three years. Four members of the Board served on the Compensation Committee, each of whom is independent.

1
Ms. Gerschick resigned as the Company's Chief Financial Officer and Treasurer effective December 31, 2013. Mr. Thomas J. Meshako was appointed as the Company's Principal Financial Officer and Chief Accounting Officer effective January 1, 2014.

        In accordance with its charter, the Compensation Committee annually evaluates the President and Chief Executive Officer's performance relative to established goals. Recommendations regarding the President and Chief Executive Officer's compensation are made to the full Board and take into consideration the Company's achievement against annually established absolute performance targets, its relative performance when compared to its peer group, and current compensation trends within the competitive marketplace.

        The Compensation Committee also reviews and evaluates the compensation and performance of other members of the executive management team.

The Role of the Compensation Consultant

        The Compensation Committee has the authority to engage independent consultants to assist it in the compensation process. The consultants are retained by and report directly to the Compensation Committee. The Compensation Committee places no restrictions on the consultants within the scope of contracted services. The consultants provide expertise and information about competitive trends in the marketplace, including established and emerging compensation practices at other companies.

        In 2013, the Compensation Committee retained the services of BDO USA, LLP ("BDO USA"), an independent executive compensation consulting firm. BDO USA does not provide any other services to the Company and works with the Company's management only on matters for which the Compensation Committee is responsible. The Compensation Committee has assessed the independence of BDO USA pursuant to SEC rules and NASDAQ listing standards and concluded that no conflict of interest exists that would prevent BDO USA from serving as an independent consultant to the Compensation Committee. The Compensation Committee periodically seeks input from BDO USA on a range of external market factors, including evolving compensation trends, appropriate peer group companies, and market survey data. BDO USA also provides general observations on the Company's compensation programs, but it does not determine or recommend the amount or form of compensation for the Named Officers.

        In October 2013, BDO USA met with the Compensation Committee to discuss trends and issues impacting executive pay for the Company and other publicly-traded companies. In addition to the consideration of general information regarding trends in executive compensation, the discussion also included a high-level review of the Company's executive and director compensation when compared to that of its named peer group.

        The Compensation Committee also engaged BDO USA to assist in the design and development of an omnibus stock plan as a successor to the Company's 2003 Stock Option Plan, 2003 Recognition and Retention Plan, and 2011 Restricted Stock Plan.

Roles of Executive Officers and Management

        The Compensation Committee occasionally requests one or more members of executive management to be present at committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives may provide insight, suggestions or recommendations regarding executive compensation; however, only Compensation Committee members vote on decisions regarding executive compensation.

        The Company's President and Chief Executive Officer provides recommendations to the Compensation Committee on matters relating to the compensation of the executive management group. This includes input regarding performance measures and plan design. In addition, the President and Chief Executive Officer provides specific recommendations regarding base salary adjustments and short- and long-term incentive awards for members of the executive management group to the Compensation

Committee. The Compensation Committee retains sole discretion with respect to compensation decisions regarding the Company's executive management group.

Compensation Philosophy and Objectives

        The Compensation Committee continues to espouse the philosophy that the most effective compensation program is one that is designed to attract and retain qualified and experienced officers and at the same time, is reasonable, competitive, and aligned with the Company's pay for performance philosophy. The Compensation Committee believes that an effective program is one component of the overall management of the Company and that it helps to support and promote a culture that recognizes and rewards the individuals, behaviors, and results that the Company and its stockholders value.

        The Company's underlying compensation philosophy is one that recognizes the importance of individual contribution and achievement and strives to reward these behaviors. However, there is also a strong belief that all must work together for the organization to be truly successful. Thus, payments in short-and long-term incentive programs are heavily weighted toward the achievement of corporate goals when measured against both specific corporate goals and against the named peer group.

        In order to achieve its stated goals and support its philosophy of providing maximum reward when the Company meets its goals, the compensation program is comprised of:

  •
  Base salary;

  •
  Performance-based cash incentives;

  •
  Equity compensation; and

  •
  Benefit programs.

Compensation Benchmarking

        Information about the level and type of compensation and benefits offered by comparable organizations competing for individuals with similar skills and experience is essential for the Company to make informed decisions regarding compensation levels and programs. In late 2013, BDO USA collected and analyzed proxy statements and annual reports filed with the SEC by peer banks for FY 2012. The data were used to compare compensation levels and type for the Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated officers regardless of function or title.

        In 2013, the Company's named peer group consisted of the following financial institutions:

Banner Corp.	S&T Bancorp Inc.
SCBT Financial Corp.	TrustCo Bank Corp NY
Heartland Financial USA Inc.	Flushing Financial Corp.
1st Source Corp.	Berkshire Hills Bancorp Inc.
Columbia Banking System Inc.	Pinnacle Financial Partners
BBCN Bancorp Inc.	Independent Bank Corp.
PacWest Bancorp	Chemical Financial Corp.
WesBanco Inc.	BancFirst Corp.
First Commonwealth Financial	Boston Private Financial
First Financial Bancorp.	Capital Bank Finl Corp

        Total assets of this group at year-end 2013 ranged from $4.9 billion to $7.9 billion with a market cap from $487 million to $1.8 billion. The companies are headquartered across the United States as it is expected that the Company would recruit on a national level for many of its executive management positions. The Company was intentionally positioned in the middle of the group.

        While competitive practice is an important component of the Company's compensation philosophy, it is not the sole determinant of executive compensation and benefit practices and programs. Ultimately, the Company will administer compensation in a manner that ensures its practices are:

  •
  Externally competitive;

  •
  Internally equitable;

  •
  Based on merit and performance; and

  •
  Compliant with all laws and regulations.

2013 Compensation Elements and Decisions

        The Company continued to utilize a variety of criteria when establishing compensation opportunities for executive management positions. These included:

  •
  Recognition of the relative value and contribution of the position to the Company;

  •
  Consideration of the unique qualifications and/or capabilities required by the position;

  •
  The Company's desired relationship to its external marketplace vis-à-vis a particular position; and

  •
  The Company's ability to pay.

        The Company positions its executive total compensation package—base salary combined with short- and long-term incentives—to pay between the 50th and 75th percentiles when incentive targets are achieved and all components of compensation are received. Short- and long-term incentives are designed and administered to ensure that actual results in relation to the Company's performance objectives appropriately position earned pay levels relative to the competitive market. Indirect compensation is designed to provide the executive with a competitive array of benefit programs. As is reflected in the Summary Compensation Table, a very small portion of the executive's total compensation is delivered through perquisites.

Base Salary

        Base salary is a significant component of direct compensation for executive positions at the Company. The base salaries of executive officers and other members of senior management are reviewed annually. Initial base salary levels, as well as subsequent adjustments to base salaries, are determined by:

  •
  Impact and contribution of a particular position, as well as the unique qualifications and/or capabilities an individual offers to the Company;

  •
  Salary levels suggested by the external marketplace;

  •
  Internal equity; and

  •
  Individual performance.

        Base salary is the only portion of the executive's total compensation package that is considered to be "fixed" compensation and is thus not "at risk" on an annual basis. Base salary levels are established to ensure that each executive is being paid competitively for sound performance. It is intended that greater rewards will be recognized when the performance targets established within the context of the Company's short- and long-term incentive programs are achieved.

        In 2013, the Compensation Committee set the annual base salaries for the Named Officers at levels that were consistent with the market analysis that was performed by the Company's independent compensation consultant and the Compensation Committee's assessment of the individual officer's level of performance, contribution to the Company, and experience. The 2013 base salaries were $675,000 for the Company's President and Chief Executive Officer, an increase of $20,000 from 2012; $272,000 for the Company's Chief Credit Officer, an increase of $10,000 from 2012; $272,000 for the Company's Chief Financial Officer, an increase of $10,000 from 2012; $250,000 for the Company's Chief Operations Officer, an increase of $25,000 from 2012; and $310,000 for the President and Chief Executive Officer of Bank Rhode Island, an increase of $10,000 from 2012.

Short-Term Incentives

        The first component of the Company's variable, or "at risk," compensation is delivered through the Company's short-term incentive plan (the "Incentive Plan"). Performance measures are established by the Compensation Committee on an annual basis and are tied specifically to the Company's financial performance. The short-term incentive is cash based and a target bonus opportunity is established for each position. While the funding of the incentive pool is based on the Company's financial performance, individual awards are impacted by each executive's annual performance and contribution.

        In 2013, the Incentive Plan provided for cash target awards of 75% of annual base salary for the Company's President and Chief Executive Officer, 50% of annual base salary for the Company's Chief Credit Officer, Chief Financial Officer and Chief Operations Officer, and 40% of annual base salary for the President and Chief Executive Officer of Bank Rhode Island.

  Funding of the Incentive Plan

        The funding of the Company's Incentive Plan is based on the Company's financial performance relative to a targeted level of earnings per share, as established by the Company's board of directors in January of each year. The amount of the Incentive Plan pool is determined by whether the Company achieves a predetermined targeted level of earnings per share. If the Company does not achieve the targeted level of earnings per share, the amount of the Incentive Plan pool is reduced accordingly.

        In 2013, the Company recorded earnings per share in the amount of $0.51 per basic and diluted share, against an earnings per share target of $0.66 per share; or 77% of the targeted level. Based on their overall assessment of the Company's performance during 2013, the Compensation Committee set the funding of the Incentive Plan pool at 75% of target.

  Payment of Short-Term Incentives

        In making awards to individual Named Officers, the Compensation Committee considers a combination of Company and individual performance factors. These factors include a review of the Company's performance relative to its strategic plan, and the individual achievement of each Named Officer relative to annual goals, the unique skills and experience of the Named Officer, and the Named Officer's overall contribution to the Company.

        Although earnings targets were not achieved, the Company's performance in many areas remained strong in 2013. The Company reported solid earnings and low levels of non-performing loans, non-performing assets and delinquent loans.

        After reviewing the Company's performance, combined with its evaluation of the individual achievement of the Named Officers, the Compensation Committee authorized incentive payments for 2013 for the Company's President and Chief Executive Officer in the amount of $200,000, for the Company's Chief Credit Officer in the amount of $102,000, for the Company's Chief Operations Officer in the amount of $93,750, and for the President and Chief Executive Officer of Bank Rhode Island in the amount of $93,000.

        The awards were within the plan guidelines and reflect individual and Company performance.

Long-Term Incentives

        The Compensation Committee believes that profitability and growth are measured not only in annual increments, but also over an extended period of time. In addition, the Compensation Committee is of the opinion that it is important to consider performance relative to the Company's peer group, and to align the interests of the management team with that of the Company's stockholders. The Compensation Committee believes that these goals are accomplished through equity awards.

        The Company's equity-based long-term incentive program is the third component of each executive officer's total compensation and is also variable in nature. Equity grants may be made in the form of stock options or restricted shares, and restricted shares, in turn, may vest over time or based on performance. In considering the appropriate form and design of these awards, the Compensation Committee considers the intended purpose of each award as well as the alignment with stockholder interests.

        In 2013, 48,762 shares of restricted stock were granted to the President and Chief Executive Officer in accordance with the terms of his employment agreement. In addition, restricted stock grants in the amount of 7,500 shares each were made by the Compensation Committee to the Company's Chief Credit Officer and Chief Operations Officer, and a restricted stock award of 5,000 shares was made to the President and Chief Executive Officer of Bank Rhode Island. All restricted stock awards are structured such that fifty percent (50%) of each award will vest ratably over a three-year period and the remaining fifty percent (50%) will vest at the end of the three-year period if certain identified Company performance objectives are achieved. These performance objectives include Company performance relative to the peer group in the following areas: return on assets, return on equity, asset quality and total return to stockholders. Dividends paid on restricted stock are accrued and not paid out to the Named Officers until the performance vesting is attained.

Resignation Agreement with the Company's Chief Financial Officer

        Ms. Gerschick, previously the Company's Chief Financial Officer, resigned effective December 31, 2013. In connection with her resignation, Ms. Gerschick and the Company entered into an agreement and general release (the "Agreement") dated December 6, 2013. Under the terms of the Agreement, the Company agreed to pay Ms. Gerschick a severance payment of $615,250, a bonus amount for 2013 of $115,600, and gave Ms. Gerschick the option of continuing health benefits with partial payments by the Company for up to 18 months following the resignation date. Ms. Gerschick forfeited all remaining unvested restricted stock grants.

Retirement Benefits

        401(k) Plan.    The Company provides all of its employees, including the Named Officers, with tax-qualified retirement benefits through the Company's 401(k) plan. The Compensation Committee believes that a 401(k) plan is an attractive retirement vehicle in recruiting superior officers. All Named Officers who meet the eligibility requirements participate in the 401(k) plan on a non-discriminatory basis. Named Officers, like other employees, may begin deferring compensation upon employment.

        The Company's 401(k) plan allows employees to make salary reduction contributions equal to the lesser of 75% of compensation or a maximum statutory limit which is indexed annually. Those employees who are age 50 or older are permitted to make salary reduction contributions equal to the lesser of 75% of compensation, or a higher maximum statutory limit which is indexed annually.

        Pursuant to the Company's 401(k) plan, the Company provides an annual contribution equal to 5% of each employee's compensation up to a maximum statutory limit which is indexed annually. In order to be fully vested in the Company's annual contribution, an employee must complete three years of service with the Company in which he or she works at least 1,000 hours. The 401(k) plan permits employees to direct the investment of their own accounts into various investment options.

        Nonqualified Deferred Compensation Plan.    As of January 1, 2013, eligible participants, including members of the Company's Board of Directors, certain executive officers, including the Named Officers, are eligible to participate in the Company's Nonqualified Deferred Compensation Plan.

        Company directors may elect to defer from 25% to 100% of their annual retainer and fees for service on the Board of Directors of the Company and eligible executive officers may elect to defer from 5% to 100% of their annual base salary and/or cash incentive payment. Amounts deferred earn interest credited at the end of each month based on the Company's average annual yield on earning assets for the previous calendar quarter, converted to a monthly equivalent yield.

        In 2013, Mr. Cosman elected to participate in the Company's Nonqualified Deferred Compensation Plan.

        Employee Stock Ownership Plan.    The Company has an Employee Stock Ownership Plan (the "ESOP"). Employees with at least one year of employment in which they work at least 1,000 hours with the Company and who have attained age 21 are eligible to participate. Shares of the Company's Common Stock purchased by the ESOP through the proceeds of a loan are held in a suspense account for allocation among participants.

        Shares of Common Stock released from the suspense account are allocated among ESOP participants on the basis of compensation in the year of allocation. Benefits generally vest over a six-year period at the rate of 20% per year beginning in the third year of service until a participant is 100% vested after six years or upon normal retirement (as defined in the ESOP), disability or death of the participant or a change in control (as defined in the ESOP). A participant who terminates employment for reasons other than death, retirement or disability prior to six years of credited service forfeits the non-vested portion of his or her benefits under the ESOP. Benefits are payable in the form of Common Stock of the Company and cash upon death, retirement, early retirement, disability or separation from service.

        Any amendments to the ESOP are approved by the Bank's Board of Directors. The ESOP is administered by a committee comprised of the Chief Executive Officer, the Chief Financial Officer and another officer of the Bank. The ESOP committee has appointed an independent financial institution to serve as trustee of the ESOP. The ESOP committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, non-directed shares and shares held in the suspense account are voted in a manner calculated to most accurately reflect the instructions the ESOP trustee has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

        Employment and Change-in-Control Agreements.    The Company has entered into an Employment Agreement with the President and Chief Executive Officer and Change in Control Agreements with the remaining Named Officers. These agreements are intended to provide the Company with the continued employment and undivided attention of its Named Officers without the potential distraction resulting from the reduction of job security inherent in employment by a publicly-held institution. The agreements provide assurances to Named Officers regarding the continued payment of salary and benefits in the event of involuntary termination or a change in control at the Company.

Perquisites and Other Personal Benefits

        The Company provides eligible employees with group life, accidental death and dismemberment, and long-term disability coverage. For its eligible employees, the Company now pays 78% of the monthly premiums for group health coverage and 50% of the monthly premiums for individual and family dental and vision coverage.

        The Company pays 100% of the monthly premiums for group life and group accident insurance coverage for all full-time employees after the employee has completed three months of service. The Company also sponsors a flexible benefits plan under which employees can pay their ratable share of health insurance premiums on a pre-tax basis, a medical expense reimbursement plan under which employees can defer part of their salary on a pre-tax basis to cover the costs of certain medical expenses not reimbursed through insurance or otherwise, a dependent care plan under which employees can defer part of their salary on a pre-tax basis to cover qualified dependent care expenses, and a transportation plan under which employees can defer part of their salary on a pre-tax basis for qualified parking and transportation expenses.

Impact of Accounting and Tax on the Form of Compensation

        The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans. In the consideration of equity awards going forward, the Compensation Committee intends to consider the impact of ASC Topic 718, Stock Compensation, and Section 162(m) of the Internal Revenue Code, as amended (the "Code")(which limits the deduction of compensation paid to certain Named Officers to $1,000,000 unless the compensation is "performance based"). In order to maintain flexibility in compensating executive officers in a manner designed to achieve varying corporate goals, the Compensation Committee currently does not have a specific policy that all compensation must be deductible.

Relationship between Compensation Policies and Risk

        The Company and its subsidiaries use variable cash incentive compensation programs and/or plans to reward and incent employee performance and retain top talent. The Compensation Committee is responsible for the review and analysis of the Company's variable cash incentive programs to ensure that they do not encourage excessive risk- or profit-taking at the expense of long term performance and stockholder value. The Compensation Committee completed a review of the Company's variable cash incentive compensation programs and believes that the current incentive compensation programs that are in place at the Company and its subsidiaries effectively incent officer performance, and not excessing risk taking. The Compensation Committee will continue to monitor both existing and proposed variable cash incentive compensation programs to ensure that this prudent balance continues to exist.

Clawback Policy

        In addition to any other remedies available to the Company and subject to applicable law, if the Board or any committee of the Board determines that it is appropriate, the Company may recover in whole or in part any bonus, incentive payment, equity award or other compensation received by an officer of the Company to the extent that such bonus, incentive payment, equity award or other compensation is or was based on any financial results or operating metrics that were impacted by the officer's knowing or intentional fraudulent or illegal conduct, including the making of a material misrepresentation contained in the Company's financial statements.

2013 Advisory Votes on Executive Compensation

        In 2013, the Company submitted a non-binding, advisory vote to stockholders for approval of the executive compensation paid to the Company's Named Officers in 2012. At the Company's 2013 Annual Meeting, the proposal was approved, and the results of the voting on this non-binding and advisory proposal were as follows: FOR (52,649,596); AGAINST (2,473,597); ABSTAIN (411,173); and BROKER NON-VOTES (10,312,108). The Compensation Committee believes this affirms stockholders' support of the Company's approach to executive compensation.

Stock Ownership Guidelines

        The Compensation Committee believes that Company stock ownership by Company directors and executive officers strengthens their commitment to the Company's future and further aligns their interests with those of the Company's stockholders. The Compensation Committee encourages the Company's directors and executive officers to purchase and own Company stock and discourages sales of Company stock except pursuant to a pre-arranged plan. The Compensation Committee is of the opinion that the number of shares of the Company's stock owned by each director and executive officer is a personal decision and, independent of any stock ownership requirements that are imposed by law, does not require directors or executive officers to purchase and/or own Company stock. The Compensation Committee will review the Company's policy on Company stock ownership on a periodic basis to evaluate the stock ownership practices of directors and executive officers and to consider any necessary changes or enhancements to the Company's policy on Company stock ownership.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Members of the Compensation Committee

Joseph J. Slotnik (Chair)
David C. Chapin
John L. Hall, II
Peter O. Wilde

Named Executive Compensation

Summary Compensation Table—2013

        The following table sets forth the cash and non-cash compensation for the fiscal years ended December 2013, 2012 and 2011 awarded to or earned by our Chief Executive Officer, the Chief Financial Officer, and the Company's three other highest paid Named Officers whose total compensation earned in 2013, 2012 and 2011 exceeded $100,000.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)		Total ($)
Paul A Perrault	2013	675,000	—	472,504	—	200,000	9,765	46,700	(7)	1,403,969
President, Chief Executive	2012	655,000	—	458,499	—	417,563	10,081	62,349	(7)	1,603,492
Officer and Director	2011	625,000	—	437,496	—	445,313	8,210	47,706	(7)	1,563,725
Julie A. Gerschick	2013	272,000	—	72,675	—	115,600	—	642,568	(8)	1,102,843
Chief Financial Officer/	2012	262,000	—	63,750	—	111,350	—	30,817	(8)	467,917
Treasurer	2011	104,166	35,521	56,700	—	49,479	—	10,803	(8)	256,669
Mark J. Meiklejohn	2013	310,000	—	48,450	—	93,000	—	42,640	(9)	494,090
President and Chief Executive	2012	300,000	—	42,500	—	102,000	—	22,740	(9)	467,240
Officer Bank Rhode Island
M. Robert Rose	2013	272,000	—	72,675	—	102,000	—	33,400	(10)	480,075
Chief Credit Officer	2012	262,000	—	63,750	—	111,350	—	39,570	(10)	476,670
	2011	252,500	—	70,125	—	120,000	—	38,974	(10)	481,599
James M. Cosman	2013	250,000	—	72,675	—	93,750	8,594	33,627	(11)	458,646
Chief Operations Officer	2012	225,000	—	63,750	—	95,625	5,130	39,570	(11)	429,075
	2011	200,000	5,000	70,125	—	95,000	1,102	45,208	(11)	416,435

(1)
Ms. Gerschick joined the Company on August 1, 2011, was appointed as the Chief Financial Officer on August 9, 2011. Her annualized salary for 2011 was $250,000. Mr. Meiklejohn joined the Company on January 1, 2012, and his annualized salary for 2012 was $300,000.

(2)
The amounts in this column represent the bonus granted at the discretion of the Compensation Committee in excess of the amount of non-equity incentive plan compensation paid. The amounts earned in 2011 were paid in 2012.

(3)
The amounts in this column represent the aggregate grant date fair value of restricted stock awards made in 2013, 2012, and 2011, respectively. The grant date fair value was calculated by multiplying the number of shares by the closing price of the Company's stock on the grant date. With respect to the performance based component of the awarded restricted stock, amounts included in this column represent the grant date fair value of the target level of the award. The grant date fair market value of the performance based restricted stock, assuming maximum level of performance, were: $259,876, $229,254 and $240,622, respectively for Mr. Perrault; $39,971, $35,063 and $31,185, respectively for Ms. Gerschick; $26,648 and $23,375, respectively for Mr. Meiklejohn; $39,971, $35,063 and $38,569, respectively for Mr. Rose; and $39,971, $35,063 and $38,569, respectively for Mr. Cosman. For a more complete description of the stock awards granted in 2013 please see the Compensation Discussion and Analysis.

(4)
No options were awarded to the Named Officers during 2013.

(5)
Compensation shown in this column represents payments earned under the Company's Incentive Plan. The amounts earned in 2013, 2012, and 2011 were paid in 2014, 2013, and 2012, respectively.

(6)
Figures in this column represent the interest earned in 2013 on earnings that were deferred under the Brookline Bancorp Deferred Compensation Plan, which was introduced on January 1, 2011. Earnings related to all such amounts are credited to such account at the end of each month based on the Company's average annual yield on earning assets for the previous calendar quarter, converted to a monthly-equivalent yield.

(7)
In 2013, 2012, and 2011, includes: (a) 401(k) plan match in the amount of $12,750, $12,500, and $12,250, respectively, (b) automobile expense in the amount of $3,615, $3437, and $3563, respectively, (c) ESOP share allocations of $2,816, $5,941, and $6763, respectively, (d) insurance benefit payments in the amount of $17,104, $16,772, and $24,495, respectively, and (e) dividends on unvested restricted stock grants in the amount of $10,414, $23,697, and $2,660, respectively.

(8)
In 2013, 2012 and 2011 includes: (a) 401(k) plan match in the amount of $12,750, $12,500 and $6,058, respectively, (b) insurance benefit payments in the amount of $13,824, $14,280 and $4,745, respectively, and (c) dividends on unvested restricted stock grants in the amount of $956.25 and $4,037. Ms. Gerschick resigned as the Company's Chief Financial Officer effective December 31, 2013.

  In connection with her resignation, Ms. Gerschick received a severance payment in the amount of $615,250. Also in connection with her resignation, Ms. Gerschick forfeited all unvested shares of Company stock, a total of 18,750 shares. For more information regarding her resignation, please see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2014.

(9)
In 2013 and 2012, includes: (a) 401(k) plan match in the amount of $7,790 and $7,626, respectively (b) insurance benefit payments in the amount of $14,782 and $13,858, respectively (c) automobile expenses in the amount of $10,500, and $6,000 respectively, (d) parking expenses in the amount of $2,700 each year, and (e) dining club expenses in the amount of $3,120 each year and (f) dividends on unvested restricted stock grants in the amount of $213 and $1,275, respectively.

(10)
In 2013, 2012, and 2011, includes: (1) 401(k) Plan match in the amount of $12,750, $12,500, and $12,250, respectively, (2) ESOP share allocations of $2,590, $5,941, and $6763, respectively, (3) insurance benefit payments in the amount of $17,104, $16,772, and $18,261, respectively, and (4) dividends on unvested restricted stock grants in the amount of $956, $4,356, and $1,700, respectively.

(11)
In 2013, 2012, and 2011, includes: (1) 401(k) Plan match in the amount of $12,750, $12,500, and $12,250, respectively, (2) ESOP share allocations of $2,590, $5,941, and $6763, respectively, (3) insurance benefit payments in the amount of $17,104, $16,772, and $24,495, respectively, and (4) dividends on unvested restricted stock grants in the amount of $956, $4,356, and $1,700, respectively.

Grants of Plan-Based Awards—2013

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
					Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options		Grant Date Fair Value of Stock and Option Awards ($)(6)
										Exercise or Base Price of Option Awards ($/sh)
Name	Grant Date	Date of Grant Approval	Target ($)	Maximum ($)	Threshold (#)(3)	Target (#)(4)	Maximum (#)(5)
Paul A. Perrault			$506,250	$506,250	—	—	—	—	—	—
	7/29/2013	6/26/2013			539	24,381	26,819	24,381	—	—	$472,504
Julie A. Gerschick			$136,000	$136,000	—	—	—	—	—	—	—
	7/29/2013	6/26/2013			75	3,750	4,125	3,750	—	—	$72,675
Mark J. Meiklejohn			$124,000	$124,000	—	—	—	—	—	—	—
	7/29/2013	6/26/2013			50	2,500	2,750	2,500	—	—	$48,450
M. Robert Rose			$136,000	$136,000	—	—	—	—	—	—	—
	7/29/2013	6/26/2013			75	3,750	4,125	3,750	—	—	$72,675
James M. Cosman			$125,000	$125,000	—	—	—	—	—	—	—
	7/29/2013	6/26/2013			75	3,750	4,125	3,750	—	—	$72,675

(1)
This column displays the potential payouts to the Named Officers under the Incentive Plan assuming target and maximum levels of performance are met. Actual amounts paid in February 2014 to the Named Officers under the Incentive Plan are reflected in the Summary Compensation Table under the column "Non Equity Incentive Plan Compensation."

(2)
Performance based shares granted on July 29, 2013 may vest on July 29, 2016 assuming that identified performance targets are met. Specifically, the Company's return on assets, return on equity, asset quality and total return to stockholders will be compared to the performance of the peer group. Payments will be made to the Named Officers based on the Company's performance relative to the peer group. Each factor is weighted at 25% of the total. Time based shares granted on July 29, 2013 vest one-third per year for three years.

(3)
Threshold has been established as performance at the 25th percentile or greater when measured against the defined peer group. Performance between the 25th and 50th percentile would be pro-rated with performance at the 50th percentile triggering payments of 50% of target.

(4)
Target has been established as performance at the 75th percentile of the peer group.

(5)
Maximum payments of 110% of target will be paid for performance above the 75th percentile when measured relative to the peer group.

(6)
Amounts in this column reflect the aggregate grant date fair value of the time and performanced based restricted stock awards granted in 2013. The grant date fair value of the restricted stock awards was determined by multiplying the number of restricted shares granted by the closing price of the Company's common stock on July 29, 2013.

Outstanding Equity Awards at Fiscal Year End—2013

        The following table itemizes outstanding option awards and stock awards held by the Company's Named Officers as of December 31, 2013:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: payout value of unearned shares, units or other rights that have not vested ($)(2)
Paul A. Perrault	7/1/2011					7,798	74,471	23,395	223,422
	7/30/2012					17,980	171,709	26,971	257,573
	7/29/2013					24,381	232,839	24,381	232,839
Julie A. Gerschick(4)	11/14/2011					1,250	11,938	3,750	35,813
	7/30/2012					2,500	23,875	3,750	35,813
	7/29/2013					3,750	35,813	3,750	35,813
Mark J. Meiklejohn	7/30/2012					1,667	15,920	2,500	23,875
	7/29/2013					2,500	23,875	2,500	23,875
M. Robert Rose	7/1/2011					1,250	11,938	3,750	35,813
	7/30/2012					2,500	23,875	3,750	35,813
	7/29/2013					3,750	35,813	3,750	35,813
James M. Cosman	7/1/2011					1,250	11,938	3,750	35,813
	7/30/2012					2,500	23,875	3,750	35,813
	7/29/2013					3,750	35,813	3,750	35,813

(1)
The awards made to Mr. Perrault, Mr. Rose, and Mr. Cosman on July 1, 2011 will vest ratably on July 1, 2012, July 1, 2013 and July 1, 2014. The awards made to Mr. Perrault, Mr. Meiklejohn, Mr. Rose, and Mr. Cosman on July 30, 2012 will vest ratably on July 30, 2013, July 30, 2014 and July 30, 2015. The awards made to Mr. Perrault, Mr. Meiklejohn, Mr. Rose, and Mr. Cosman on July 29, 2013 will vest ratably on July 29, 2014, July 29, 2015 and July 29, 2016.

(2)
Based on market value per share of $9.55 at December 31, 2013.

(3)
Shares awarded to Mr. Perrault, Mr. Rose, and Mr. Cosman on July 1, 2011 are scheduled to vest on July 1, 2014 assuming the attainment of identified performance targets. Shares awarded to Mr. Perrault, Mr. Meiklejohn, Mr. Rose and Mr. Cosman on July 30, 2012 are scheduled to vest on July 30, 2015 assuming the attainment of identified performance targets. Shares awarded to Mr. Perrault, Mr. Meiklejohn, Mr. Rose and Mr. Cosman on July 29, 2013 are scheduled to vest on July 30, 2016 assuming the attainment of identified performance targets.

(4)
Ms. Gerschick resigned as the Company's Chief Financial Officer and Treasurer effective December 31, 2013. Pursuant to her resignation, all outstanding and unvested stock awards were forfeited as of that date. Ms. Gerschick forfeited 18,750 awards with a total value on December 31, 2013 of $179,062.

Option Exercises and Stock Vested—2013

        The following table sets forth information with respect to the aggregate amount of options exercised and stock awards vesting during the last fiscal year and the value realized thereon.

	Stock Awards
Name	Number of shares acquired on vesting	Value realized on vesting ($)
Paul A. Perrault	16,789	157,171	(1)(2)
Julie A. Gerschick	2,500	23,325	(2)(3)(4)
Mark J. Meiklejohn	833	8,197	(2)
M. Robert Rose	2,500	23,313	(1)(2)
James M. Cosman	2,500	23,313	(1)(2)

(1)
Value is based on the number of shares that vested on July 1, 2013, multiplied by the market price per share on the vest date, which was $8.81.

(2)
Value is based on the number of shares that vested on July 30, 2013, multiplied by the market price per share on the vest date, which was $9.84.

(3)
Value is based on the number of shares that vested on November 14, 2013, multiplied by the market price per share on the vesting date, which was $8.82.

(4)
Ms. Gerschick resigned from the Company effective December 31, 2013. Pursuant to her resignation, all outstanding and unvested stock awards were forfeited as of that date. Ms. Gerschick forfeited 18,750 awards with a total value on December 31, 2013 of $179,062.

Nonqualified Deferred Compensation—2013

        The following table contains information about the activity in, and the balances of, each Named Officer's Nonqualified Deferred Compensation account as of December 31, 2013:

Name	Executive Contribution in 2013 ($)(1)	Company Contributions in 2013 ($)	Aggregate Earnings in 2013 ($)(2)	Aggregate Withdrawals or Distributions ($)	Aggregate balance as of December 31, 2013 ($)
Paul A. Perrault	—	—	9,765	—	229,200
Julie A. Gerschick	—	—	—	—	—
Mark J. Meiklejohn	—	—	—	—	—
M. Robert Rose	—	—	—	—	—
James M. Cosman	78,948	—	8,594		215,123

(1)
The amount listed represents the amounts contributed by the Named Officer which are reported as salary earned in the last fiscal year the Summary Compensation Table.

(2)
The aggregate earnings represent interest paid on the Named Officer's balances calculated using the Company's average annual yield on earning assets for the previous calendar quarter, converted to a monthly equivalent yield.

Potential Payments Upon Termination or Change-in-Control

        Employment Agreement with Paul A. Perrault.    The Company and Brookline Bank entered into an employment agreement (the "Perrault Agreement") with Mr. Perrault on April 11, 2011. The Perrault Agreement is for a period of thirty-six (36) calendar months, and commencing on the first anniversary of the date of the Agreement, and continuing at each anniversary date thereafter, the Perrault Agreement shall renew for an additional year unless written notice is provided to Mr. Perrault at least sixty (60) days prior to any such anniversary date.

        The Perrault Agreement provides that the Company will pay Mr. Perrault a base salary and a short-term incentive payment of up to 75% of base salary. As previously discussed, payment of this award is predicated upon the Company's achievement of established annual goals. The Perrault Agreement also sets forth the terms and conditions of Mr. Perrault's long-term incentive, which is in the form of equity compensation. Specifically, Mr. Perrault is eligible to receive an award of restricted stock having a value equal to 70% of his base salary in effect at the time the award is made. Fifty percent (50%) of each award will vest ratably over a three-year period, with the remaining fifty percent (50%) vesting at the end of a three-year period based on the attainment of performance goals which are established by the Compensation Committee.

        Upon the occurrence of an Event of Termination, as defined in the Agreement, Mr. Perrault (or his beneficiaries or estate in the event of his death subsequent to his termination of employment) is entitled to receive an amount equal to the sum of (i) Mr. Perrault's base salary, (ii) the highest bonus awarded to him during the past three years; and (iii) the highest equity consideration previously awarded to him in any year.

        Upon the occurrence of a Change in Control, as defined in the Agreement, Mr. Perrault (or his beneficiaries or estate) is entitled to receive an amount equal to three times the sum of items (i), (ii) and (iii) as set forth in the preceding paragraph and all unvested restricted and performance stock awards immediately vest and become payable on the occurrence of a Change in Control.

        Upon the occurrence of an Event of Termination or a Change in Control, life and disability coverage substantially identical to the coverage maintained by the Company or Brookline Bank shall continue to be made available to Mr. Perrault for 24 months from the date of termination. The Company shall also provide Mr. Perrault with healthcare coverage (medical and dental) until he attains age 65; provided, however, that if such coverage would cause the Company to be subject to tax penalties under the Patient Protection and Affordable Care Act, the Company shall pay Mr. Perrault a monthly amount equal to the cost of healthcare coverage until he attains age 65.

        Notwithstanding the preceding paragraphs, if the aggregate payments and benefits to be made to Mr. Perrault (the "Termination Benefits") would be deemed to include an "excess Parachute payment" under Section 280G of the Internal Revenue Code (the "Code"), then the Termination Benefits would be reduced to an amount (the "non-Triggering Amount"), the value of which would be one hundred dollars less than the total amount of payments permissible under Section 280G of the Code.

        In the event that Mr. Perrault is unable to perform his duties on a full-time basis for a period of six consecutive months due to disability, the Company may terminate the Agreement, but will be obligated to pay him his Base Salary for the remaining term of the Agreement, or one year, whichever is the longer period of time, provided that any amounts actually paid to Mr. Perrault pursuant to any disability insurance or other similar such program which the Company has provided, or pursuant to any workman's or social security disability program, shall reduce the compensation to be paid to Mr. Perrault resulting from his disability.

        In the event of death, Mr. Perrault's estate, legal representatives or beneficiaries shall be paid his Base Salary for a period of one year from the date of his death and the Company will continue to provide medical, dental and other benefits normally provided to Mr. Perrault's family for one year after his death.

        Change-in-Control Agreements.    The Company, including its subsidiaries, has entered into change in control agreements (the "Change in Control Agreements") with several of the Company's officers, including individuals who serve as officers of the Company's subsidiaries and all of the Named Officers. The Change in Control Agreements provide certain benefits in the event of a change in control of the Company. For these purposes, a "change in control" is defined generally to mean: the consummation of (i) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (ii) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company. These protections against termination without cause in the event of a change in control are frequently offered by other financial institutions, and the Company may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protections. Although the Change in Control Agreements may have the effect of making a takeover more expensive to an acquirer, the Company believes that the benefits of enhancing the Company's ability to attract and retain qualified management persons by offering the Change in Control Agreements outweighs any disadvantage of such agreements.

        Under the Change in Control Agreement, if, within twelve months following a "Change in Control" of the Company (as defined in the Change in Control Agreement), the Executive's employment with the Company is terminated by the Company other than for cause, or by the Executive for good reason (each as defined in the Change in Control Agreement), the Executive would be entitled to (1) a payment equal to two times the sum of the Executive's annual base salary in effect immediately prior to the "Change in Control" and the Executive's target bonus for the fiscal year in which the "Change in Control" occurred, and, (2) continuation of certain benefits provided by the Company for 24 months following the date of termination. Notwithstanding any provision to the contrary in the Change in Control Agreements, payments under the Change in Control Agreements will be reduced if such reduction will result in the offer's receiving a higher after-tax amount.

        Assuming the employment of the Named Officers were to be terminated under the circumstances listed below, each as of December 31, 2013, the following individuals would be entitled to the following payments and benefits under the terms of their employment agreements and other arrangements:

Name	Voluntary Resignation	Early Retirement(1)	Normal Retirement	Involuntary not for Cause Termination	Involuntary Termination for Cause	Involuntary Termination after Change in Control	Disability(2)	Death(2)
Paul A Perrault
Employment Agreement
Cash Severance	$—	$—	$—	$1,120,313	$—	$3,360,939	$675,000	$675,000
Medical and dental premiums	$—	$—	$—	$54,160	$—	$54,160	$13,540	$13,540
Life Insurance premiums	$—	$—	$—	$7,128	$—	$7,128	$—	$—
Disability Insurance	$—	$—	$—	$1,860	$—	$1,860	$—	$—
Stock Awards(3)	$—	$—	$—	$1,146,242	$—	$1,146,242	$1,146,242	$1,146,242
Car Allowance	$—	$—	$—	$3,615	$—	$3,615	$—	$—
Administrative Support	$—	$—	$—	$75,000	$—	$75,000	$—	$—
Julie A. Gerschick(3)
Change in Control Agreement
Cash Severance	$—	$—	$—	$—	$—	$777,000	$—	$—
Medical and dental	$—	$—	$—	$—	$—	$25,504	$—	$—
Life insurance premiums	$—	$—	$—	$—	$—	$2,144	$—	$—
Disability Insurance	$—	$—	$—	$—	$—	$843	$—	$—
Stock awards(3)	$—	$—	$—	$—	$—	$163,600	$163,600	$163,600
Mark J. Meiklejohn
Change in Control Agreement
Cash Severance	$—	$—	$—	$—	$—	$806,000	$—	$—
Medical and dental premiums	$—	$—	$—	$—	$—	$29,564	$—	$—
Life insurance premiums	$—	$—	$—	$—		$2,484	$—	$—
Disability Insurance	$—	$—	$—	$—	$—	$930	$—	$—
Stock awards(3)	$—	$—	$—	$—	$—	$83,869	$83,869	$83,869
M. Robert Rose
Change in Control Agreement
Cash Severance	$—	$—	$—	$—	$—	$748,000	$—	$—
Medical and dental premiums	$—	$—	$—	$—	$—	$27,080	$—	$—
Life insurance premiums	$—	$—	$—	$—	$—	$7,128	$—	$—
Disability Insurance	$—	$—	$—	$—	$—	$843	$—	$—
Stock awards(3)	$—	$—	$—	$—	$—	$172,500	$172,500	$172,500
James M. Cosman
Change in Control Agreement
Cash Severance	$—	$—	$—	$—	$—	$687,500	$—	$—
Medical and dental premiums	$—	$—	$—	$—	$—	$27,080	$—	$—
Life insurance premiums	$—	$—	$—	$—	$—	$7,128	$—	$—
Disability Insurance	$—	$—	$—	$—	$—	$843	$—	$—
Stock awards(3)	$—	$—	$—	$—	$—	$172,500	$172,500	$172,500

(1)
In the event of disability or death of a Named Officer, in addition to the benfits shown under the columns "Disability" and "Death," the Named Officer would receive benefits under the Company's disability plan or payments under the Company's group term life insurance plan, as appropriate.

(2)
Shares of common stock awarded to the named Named Officers that had not yet vested at December 31, 2013 would have vested upon involuntary termination following a change in control, or in the event of death of disability.

(3)
Ms. Gershick resigned as the Company's Chief Financial Officer and Treasurer effective December 31, 2013.

AUDIT COMMITTEE REPORT

        The Audit Committee currently consists of six members of the Board, each of whom is independent under the NASDAQ Stock Market LLC ("NASDAQ") listing standards and Securities and Exchange Commission ("SEC") rules and regulations applicable to Audit Committees. All members of the Audit Committee are financially literate under the applicable NASDAQ rules, and Thomas J. Hollister and John J. Doyle, Jr. are "audit financial committee experts" within the meaning of that term as defined by the SEC in Regulation S-K under the Securities Exchange Act of 1934, as amended. The Board has adopted, and annually reviews, an Audit Committee charter. The charter specifies the scope of the Audit Committee's responsibilities and how it carries out those responsibilities.

        The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight responsibilities of reviewing the financial information that will be provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company's independent registered public accounting firm and internal audit function, evaluating the Company's accounting policies and the Company's system of internal controls that management and the Board have established, and reviewing material transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.

        The Audit Committee has reviewed and discussed the Company's December 31, 2013 audited financial statements with management and with KPMG LLP, the Company's independent registered public accounting firm. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 16, as amended (Codification of Statements on Auditing Standards, AU380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with KPMG LLP's independence.

        Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the December 31, 2013 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC. We have selected KPMG LLP as the Company's independently registered public accounting firm for the fiscal year end 2014, and have approved submitting the selection of the independent registered public accounting firm for ratification by the shareholders.

        MEMBERS OF THE AUDIT COMMITTEE

Thomas J. Hollister (Chair)
John J. Doyle, Jr.
Margaret Boles Fitzgerald
John A. Hackett
Bogdan Nowak
Rosamond B. Vaule

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        KPMG LLP currently serves as our independent registered public accounting firm, and that firm conducted the audit of our consolidated financial statements for the fiscal year ended December 31, 2013. The Audit Committee has appointed KPMG LLP to serve as the independent registered public accounting firm to conduct an audit of our consolidated financial statements for the fiscal year ending December 31, 2014.

        Although ratification by stockholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

        It is anticipated that a representative of KPMG LLP will attend the annual meeting of stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS
INDEPENDENT REGISTERED ACCOUNT FIRM

Public Accounting Fees

        The following is a summary of the fees for professional services rendered by KPMG LLP for the fiscal years ended December 31, 2013 and 2012:

Fee Category	2013	2012
Audit Fees(1)	$1,058,000	$1,136,000
Audit-Related Fees(2)	$35,000	$403,000
Tax Fees(3)	$266,000	$211,000
All Other Fees(4)	$—	$—
	$1,359,000	$1,750,000

(1)
Audit Fees.    Audit Fees were for professional services rendered for the audit of our annual financial statements, the audit of internal controls over financial reporting, the review of quarterly financial statements, and the preparation of statutory and regulatory filings.

(2)
Audit-Related Fees.    Audit-related fees were for audit services rendered in conjunction with the Company's acquisition of Bancorp Rhode Island, Inc. in 2012 and the Company's 2012 and 2013 system conversions.

(3)
Tax Fees.    Tax fees consist of fees billed for professional services for tax compliance, tax planning, tax audit defense, and mergers and acquisitions. The Audit Committee considered and determined that the provision for non-audit services provided by KPMG LLP is compatible with maintaining that firm's independence.

(4)
All Other Fees.    There were no other fees.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

        At present, our Audit Committee approves each engagement for audit and non-audit services before we engage KPMG LLP to provide those services. Our Audit Committee has not established any pre-approval policies or procedures that would allow management to engage KPMG LLP to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services. None of the services provided by KPMG LLP for the fiscal year 2013 were obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

 PROPOSAL 3: ADVISORY (NON-BINDING) VOTE ON
EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act of 1934, as amended, the Board of Directors is submitting to stockholder approval, on an advisory basis, the compensation paid to the Company's named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K. As previously disclosed by the Company, the Board of Directors has determined that it will hold an advisory vote on executive compensation on an annual basis, and the next such stockholder advisory vote will occur at the 2015 Annual Meeting of Stockholders.

        The resolution that is the subject of this proposal is a non-binding resolution and will not have any binding legal effect regardless of whether or not it is approved, and may not be construed as overruling a decision by the Company or the Board of Directors or creating or implying any change to the fiduciary duties of the Board. Furthermore, because this non-binding resolution relates primarily to compensation that has already been paid or is contractually committed for the Company's Named Officers, there is generally no opportunity for the Board to revisit those decisions. However, the Compensation Committee intends to take the results of this vote on this proposal into account in its future decisions regarding the compensation of the Company's Named Officers.

        The Company has five Named Officers listed in this Proxy Statement. The Company's compensation program is designed to attract, motivate and retain the Named Officers who are critical to the Company's success, offering a combination of base salary and annual long-term incentives that are closely aligned with the Company's annual and long-term performance objectives. Please see the section titled "Compensation Discussion and Analysis" for additional information about the Company's executive compensation programs.

        We believe that the effectiveness of our compensation programs is demonstrated by the accomplishments of management over the last fiscal year as detailed in our discussion section titled "Compensation Discussion and Analysis."

        For these reasons, the Board of Directors recommends that stockholders vote in favor of the following resolution:

          RESOLVED, that the compensation of the Company's Named Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, be approved.

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED OFFICERS

PROPOSAL 4: APPROVAL OF THE BROOKLINE BANCORP, INC.
2014 EQUITY INCENTIVE PLAN

Proposal

        The Board of Directors believes that restricted stock, stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        On March 19, 2014, the Board of Directors, upon the recommendation of the Compensation Committee, adopted the 2014 Equity Incentive Plan (the "2014 Plan"), subject to the approval of the Company's stockholders. The 2014 Plan will replace the Company's 2003 Stock Option Plan, which has expired. The 2014 Plan provides flexibility to the Compensation Committee to use various equity-based incentive awards as compensation tools to motivate the Company's workforce. A copy of the 2014 Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.

        As of March 14, 2014, the record date, there were stock options to acquire 234,845 shares of common stock outstanding under the Company's equity compensation plans with a weighted average exercise price of $10.43 and weighted average remaining term of 5.84 years. In addition, as of March 14, 2014, there were 408,651 unvested full-value awards outstanding under the Company's equity compensation plans. Other than the foregoing, no other awards under the Company's equity compensation plans were outstanding as of March 14, 2014.

Summary of Material Features

        The material features of the 2014 Plan are:

  •
  The maximum number of shares of common stock to be issued under the 2014 Plan is 1,750,000;

  •
  Grants of "full-value" awards are deemed for purposes of determining the number of shares available for future grants under the 2014 Plan as an award for 1.5 shares for each share of common stock subject to the award. Grants of stock options or stock appreciation rights are deemed to be an award of one share for each share of common stock subject to the award;

  •
  Shares tendered or held back for taxes will not be added back to the reserved pool under the 2014 Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the Award will be charged to the reserved pool. Additionally, shares reacquired by the Company on the open market or otherwise using cash proceeds of option exercises will not be added to the reserved pool;

  •
  The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted;

  •
  No dividends or dividend equivalents may be paid on full value shares subject to performance vesting until such shares are earned upon satisfaction of the performance criteria;

  •
  Without stockholder approval, the exercise of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price;

  •
  Any material amendment to the 2014 Plan is subject to approval by our stockholders; and

  •
  The term of the 2014 Plan will expire on May 7, 2024.

        Based solely on the closing price of our common stock as reported by the Nasdaq Global Select Market on March 14, 2014, the maximum aggregate market value of the common stock that could potentially be issued under the 2014 Plan is $16,555,000. The shares we issue under the 2014 Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) under the 2014 Plan are added back to the shares of common stock available for issuance under the 2014 Plan.

  Qualified Performance-Based Compensation under Code Section 162(m)

        To ensure that certain awards granted under the 2014 Plan to a "Covered Employee" (as defined in the Internal Revenue Code of 1986 (the "Code")) qualify as "performance-based compensation" under Section 162(m) of the Code, the 2014 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: basic earnings per share, basic cash earnings per share, diluted earnings per share, core earnings per share, diluted cash earnings per share, net income or net income before taxes, cash earnings, net interest income, non-interest income, general and administrative expense to average assets ratio, cash general and administrative expense to average assets ratio, efficiency ratio, cash efficiency ratio, return on average assets, core return on average assets, cash return on average assets, core return on equity, return on average stockholders' equity, cash return on average stockholders' equity, return on average tangible stockholders' equity, cash return on average tangible stockholders' equity, core earnings, operating income, operating efficiency ratio, net interest margin, net interest rate margin or net interest rate spread, growth in assets, loans or deposits, loan production volume, net charge-offs, non-performing loans, classified loans, cash flow, capital preservation (core or risk-based), interest rate exposure-net portfolio value, interest rate risk-sensitivity, strategic business objectives, consisting of one or more objectives based upon meeting specified financial targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management, stock price (including, but not limited to, growth measures and total stockholder return), operating expense as a percentage of average assets, core deposits as a percentage of total deposits, net charge-off percentage, average percentage past due, classified assets to total assets or any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 300,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 1,000,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $3,000,000 for any performance cycle.

  Rationale for Share Increase

        The 2014 Plan is critical to our ongoing effort to build stockholder value. Our equity incentive program is broad-based and equity incentive awards are also an important component of our executive and non-executive employees' compensation. Our Compensation Committee and Board believe we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

        We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution, and equity expense in order to maximize stockholder value by granting only the appropriate number of equity incentive awards that it believes are necessary to attract, reward, and retain employees.

  Burn Rate

        The following table sets forth information regarding historical grants for the 2011 through 2013 period and the corresponding burn rate, which is defined as the number of shares subject to stock awards granted in a year divided by the weighted average common stock outstanding for that year, for each of the last three fiscal years:

	2013	2012	2011
Stock Options Granted	—	—	5,000
Time-Based Full-Value Shares Granted	121,131	90,221	67,813
Adjusted Full-Value Awards Granted(1)	363,393	270,663	203,439
Total Awards Granted(2)	363,393	270,663	208,439
Weighted average common shares outstanding during the fiscal year	69,808,164	69,702,417	58,633,627
Annual Burn Rate	0.52%	0.39%	0.36%
Three Year Average Burn Rate(3)			0.42%

(1)
In accordance with corporate governance policy updated published by ISS, Adjusted Full-Value Awards Granted represents the sum of Time-Based Full-Value Awards Granted and subject to a multiplier to be determined by ISS based on our recent historic stock price volatility. Based on our recent historical stock price volatility, we have utilized a full-value award multiplier of 3.0 for purposes of calculating the 2011-2013 average burn rate. We have not included 223,496 shares of restricted stock with performance vesting in the burn rate calculation.

(2)
Total Awards Granted represents the sum of Stock Options Granted and Adjusted Full-Value Awards Granted.

(3)
As illustrated in the table above, our three-year average burn rate for the 2011-2013 period was 0.42%, which is below the ISS industry category burn rate cap of 3.13%.

        Our Compensation Committee determined the size of the 2014 Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and directors, and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees through the next 36 months.

  Summary of the 2014 Plan

        The following description of certain features of the 2014 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2014 Plan that is attached hereto as Appendix A.

        Plan Administration.    The 2014 Plan is administered by either the Board or the Compensation Committee (in either case, the "Administrator"). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2014 Plan. The Administrator may delegate to our Chief

Executive Officer the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

        Eligibility.    Persons eligible to participate in the 2014 Plan will be those full or part-time officers, employees, non-employee directors and consultants of the Company and its subsidiaries as selected from time to time by the Administrator in its discretion.

        Plan Limits.    The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 1,000,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, then the maximum award shall not exceed 300,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $3,000,000.

        Effect of Awards.    For purposes of determining the number of shares of common stock available for issuance under the 2014 Plan, the grant of any "full value" award, such as a restricted stock award, restricted stock unit, unrestricted stock award or performance share will be counted as 1.5 shares for each share of common stock actually subject to the award. The grant of any stock option or stock appreciation right will be counted for this purpose as one share from each share of common stock actually subject to the award.

        Stock Options.    The 2014 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2014 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the Nasdaq Global Select Market on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

        The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the 2014 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Administrator may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

        Stock Appreciation Rights.    The Administrator may award stock appreciation rights subject to such conditions and restrictions as the Administrator may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.

        Restricted Stock.    The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

        Restricted Stock Units.    The Administrator may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. In the Administrator's sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred stock unit award, subject to the participant's compliance with the procedures established by the Administrator and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

        Unrestricted Stock Awards.    The Administrator may also grant shares of common stock which are free from any restrictions under the 2014 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

        Performance Share Awards.    The Administrator may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Administrator shall determine.

        Dividend Equivalent Rights.    The Administrator may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award subject to performance vesting may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

        Cash-Based Awards.    The Administrator may grant cash bonuses under the 2014 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

        Change in Control Provisions.    The 2014 Plan provides that in the event of an involuntary termination of employment or service after a change in control, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived. Awards with conditions and restrictions relating to the attainment of performance goals shall be deemed satisfied at target as of the date of the change in control and non-forfeitable in connection with a sale event in the Committee's discretion. In addition, in the case of a sale event in which the Company's stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

        Adjustments for Stock Dividends, Stock Splits, Etc.    The 2014 Plan requires the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2014 Plan, to certain limits in the 2014 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

        Tax Withholding.    Participants in the 2014 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting.

        Amendments and Termination.    The Board may at any time amend or discontinue the 2014 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. To the extent required under the rules of Nasdaq, any amendments that materially change the terms of the 2014 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2014 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

        Effective Date of 2014 Plan.    The Board adopted the 2014 Plan on March 19, 2014, and the 2014 Plan will become effective on the date it is approved by stockholders. Awards of incentive options may be granted under the 2014 Plan until the tenth anniversary of Board approval. No other awards may be granted under the 2014 Plan after the date that is 10 years from the date of stockholder approval.

  New Plan Benefits

        Because the grant of awards under the 2014 Plan is within the discretion of the Administrator, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2014 Plan.

  Tax Aspects Under the Code

        The following is a summary of the principal federal income tax consequences of certain transactions under the 2014 Plan. It does not describe all federal tax consequences under the 2014 Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

        If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Other Awards.    The Company generally will be entitled to a tax deduction in connection with an award under the 2014 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

        Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on Deductions.    Under Section 162(m) of the Code, the Company's deduction for certain awards under the 2014 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2014 Plan is structured to allow certain awards to qualify as performance-based compensation.

  Required Vote

        A majority of votes cast is required for the approval of the 2014 Plan. For this purpose, broker non-votes and abstentions are not treated as votes cast and therefore will have no effect on this proposal.

  Recommendation

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2014 EQUITY
INCENTIVE PLAN.

  Equity Compensation Plan Information

        The following table provides information as of December 31, 2013 regarding shares of common stock that may be issued under the Company's equity compensation plans consisting of the Company's 2003 Stock Option Plan, the 2003 Recognition and Retention Plan and the 2011 Restricted Stock Award Plan:

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	234,845	[ ]	85,200
Equity compensation plans not approved by security holders:	N/A	N/A	N/A
Total	[ ]	[ ]	[ ]

(1)
Includes 234,845 shares of common stock issuable upon the exercise of outstanding options. Does not include shares of restricted stock as they have been reflected in our total shares outstanding.

(2)
As of December 31, 2013, there were 11,599 shares available under the Company's 2003 Recognition and Retention Plan and 73,601 shares available under the Company's 2011 Restricted Stock Award Plan. The 2003 Stock Option Plan has expired and no shares remain available for grant under this plan.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy materials for its 2015 Annual Meeting must be received by the Company on or before December 6, 2014 in order to be considered for inclusion in its proxy materials. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy materials. Any such proposal should be mailed to: Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116, Attn.: Corporate Secretary.

        Stockholder proposals to be presented at the Company's 2015Annual Meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy materials for its 2015 Annual Meeting, must be received in writing at our principal executive office, together with the appropriate supporting documentation, not later than January 6, 2015, unless less than 100 days' notice or prior disclosure of the date of the meeting is given or made to stockholders, in which case the stockholder proposal must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals must be mailed to: Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116, Attn.: Corporate Secretary.

OTHER MATTERS

        The Board is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their discretion.

MISCELLANEOUS

        The Company will incur costs of soliciting proxies. Upon request, the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and other of the Company's employees may solicit proxies personally or by telephone without additional compensation.

APPENDIX A

BROOKLINE BANCORP, INC.

2014 EQUITY INCENTIVE PLAN

        SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Brookline Bancorp, Inc. 2014 Equity Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Brookline Bancorp, Inc. (the "Company") and its Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" is defined in Section 2(a).

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

        "Award Certificate" means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

        "Board" means the Board of Directors of the Company.

        "Cash-Based Award" means an Award entitling the grantee to receive a payment in cash upon the attainment of specified performance goals.

        "Cause" means (i) the conviction of the grantee of a felony or of any lesser criminal offense involving moral turpitude, (ii) the willful commission by a grantee of a criminal or other act that, in the judgment of the Administrator, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary, (iii) the commission by a grantee of an act of fraud in the performance of duties on behalf of the Company or any Subsidiary, (iv) the continuing willful failure of a grantee to perform his or her duties to the Company or any Subsidiary (other than any such failure resulting from his or her incapacity due to physical or mental illness) after written notice thereof or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the participant's Service with the Company; provided, however, in the case of a grantee who is party to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of Cause, then, for purposes of this Plan, "Cause" shall have the meaning set forth in such agreement.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Committee" means the Compensation Committee of the Board or such other committee of not less than three members of the Board appointed by the Board to administer the Plan, provided that members of such Committee must be "Non-Employee Directors" within the meaning of Rule 16b-3(b) promulgated under the Exchange Act.

        "Consultant" means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Dividend Equivalent Right" means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to and held by the grantee.

        "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 22.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ National System or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

        "Good Reason" means the occurrence of any of the following events following a Change in Control: (i) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect a grantee to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control, (ii) a material change in the functions, duties or responsibilities of a grantee compared to those functions, duties or responsibilities in effect immediately prior to the Change in Control, (iii) any reduction of the rate of a grantee's base salary in effect immediately prior to the Change in Control, (iv) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of a grantee's compensation as and when due, (v) any change in the terms and conditions of any compensation or benefit program in which a grantee participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of a grantee's total compensation package or (vi) a change in a grantee's principal place of employment, without his or her consent, to a place that is at least thirty (30) miles further away from the grantee's principal residence prior to the Change in Control; provided, however, in the case of a grantee who is party to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of Good Reason, then, for purposes of this Plan, "Good Reason" shall have the meaning set forth in such agreement.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Involuntary Termination of Employment" means a Termination of Service by the Company or Subsidiary (other than a termination for Cause) or termination of employment by an employee for Good Reason.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Performance-Based Award" means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

        "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: basic earnings per share, basic cash earnings per share, diluted earnings per share, core earnings per share, diluted cash earnings per share, net income or net income before taxes, cash earnings, net interest income, non-interest income, general and administrative expense to average assets ratio, cash general and administrative expense to average assets ratio, efficiency ratio, cash efficiency ratio, return on average assets, core return on average assets, cash return on average assets, core return on equity, return on average stockholders' equity, cash return on average stockholders' equity, return on average tangible stockholders' equity, cash return on average tangible stockholders' equity, core earnings, operating income, operating efficiency ratio, net interest margin, net interest rate margin or net interest rate spread, growth in assets, loans or deposits, loan production volume, net charge-offs, non-performing loans, classified loans, cash flow, capital preservation (core or risk-based), interest rate exposure-net portfolio value, interest rate risk-sensitivity, strategic business objectives, consisting of one or more objectives based upon meeting specified financial targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management, stock price (including, but not limited to, growth measures and total stockholder return), operating expense as a percentage of average assets, core deposits as a percentage of total deposits, net charge-off percentage, average percentage past due, classified assets to total assets or any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

        "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months in the normal course.

        "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

        "Performance Share Award" means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

        "Restricted Shares" means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company's right of repurchase.

        "Restricted Stock Award" means an Award of shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Restricted Stock Units" means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Sale Event" means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company's outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company's outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

        "Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Stock" means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Stock Appreciation Right" means an Award entitling the recipient to receive shares of Stock or cash having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

        "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

        "Termination of Service" means the first day on which a grantee ceases to be an employee or Non-Employee Director of, or Consultant to, the Company or any Subsidiary, regardless of the reason for such cessation.

        "Unrestricted Stock Award" means an Award of shares of Stock free of any restrictions under the Plan.

        SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a)    Administration of Plan.    The Plan shall be administered by either the Board or the Committee (in either case, the "Administrator").

        (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i)  to select the individuals to whom Awards may from time to time be granted;

           (ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

          (iii)  to determine the number of shares of Stock to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

           (v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award, including in circumstances involving the grantee's Termination of Service, or a Change in Control (including a Sale Event);

          (vi)  subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised;

         (vii)  to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

        (viii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

        (c)    Delegation of Authority to Grant Awards.    Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

        (d)    Award Certificate.    Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

        (e)    Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

        SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,750,000, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and no more than 1,750,000 shares of Stock may be granted in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

        (b)    Effect of Awards.    The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 1.5 shares of Stock for each such share of Stock actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.

        (c)    Changes in Stock.    Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        (d)    Mergers and Other Transactions.    Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

        Notwithstanding anything to the contrary in this Section 3(d), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

        SECTION 4.    ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

        SECTION 5.    STOCK OPTIONS

        (a)    Stock Options.    The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

        Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

        (b)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

        (c)    Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

        (d)    Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

        (e)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

            (i)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

           (ii)  Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

          (iii)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

          (iv)  With respect to Stock Options that are not Incentive Stock Options, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

        (f)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

        SECTION 6.    STOCK APPRECIATION RIGHTS

        (a)    Award of Stock Appreciation Rights.    The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock or cash having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

        (b)    Exercise Price of Stock Appreciation Rights.    The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

        (c)    Grant of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

        (d)    Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

        SECTION 7.    RESTRICTED STOCK AWARDS

        (a)    Nature of Restricted Stock Awards.    The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is an Award of shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b)    Rights as a Stockholder.    Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

        (c)    Restrictions.    Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

        (d)    Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested."

        SECTION 8.    RESTRICTED STOCK UNITS

        (a)    Nature of Restricted Stock Units.    The Administrator may grant Restricted Stock Units under the Plan. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

        (b)    Election to Receive Restricted Stock Units in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

        (c)    Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

        (d)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

        SECTION 9.    UNRESTRICTED STOCK AWARDS

        Grant or Sale of Unrestricted Stock.    The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) Unrestricted Stock Awards under the Plan. An Unrestricted Stock Award is an Award pursuant to which a grantee may receive shares of Stock free from any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

        SECTION 10.    CASH-BASED AWARDS

        Grant of Cash-Based Awards.    The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award entitling the grantee to receive a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

        SECTION 11.    PERFORMANCE SHARE AWARDS

        (a)    Nature of Performance Share Awards.    The Administrator may grant Performance Share Awards under the Plan. A Performance Share Award is an Award entitling a grantee to acquire shares of Stock upon the attainment of specified performance goals. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the performance goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.

        (b)    Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

        SECTION 12.    PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

        (a)    Performance-Based Awards.    The Administrator may grant Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

        (b)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a

Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

        (c)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

        (d)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 300,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $3,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

        SECTION 13.    DIVIDEND EQUIVALENT RIGHTS

        (a)    Dividend Equivalent Rights.    The Committee may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units or Restricted Stock Award with performance vesting or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

        (b)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

        SECTION 14.    TRANSFERABILITY OF AWARDS

        (a)    Transferability.    Except as provided in Section 14(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

        (b)    Administrator Action.    Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or Director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

        (c)    Family Member.    For purposes of Section 14(b), "family member" shall mean a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

        (d)    Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

        SECTION 15.    TAX WITHHOLDING

        (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

        (b)    Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the Company's minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees.

        SECTION 16.    SECTION 409A AWARDS

        To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or

(ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

        SECTION 17.    TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

        (a)    Termination of Service.    If the grantee's employer ceases to be a Subsidiary, the grantee shall be deemed to have a Termination of Service under the Plan.

        (b)   For purposes of the Plan, the following events shall not be deemed a termination of employment:

            (i)  a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

           (ii)  an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

        SECTION 18.    AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. All Material Plan Amendments shall be subject to approval by the Company's stockholders entitled to vote at a meeting of the stockholders. For purposes of this Section 18, a Material Plan Amendment shall mean any Plan amendment which would require stockholder approval pursuant to the rules of the national securities exchange or NASDAQ, on which the Company's stock is listed at the time of such amendment. Material Plan Amendments shall be approved by the stockholders in accordance with the rules of NASDAQ or the appropriate national securities exchange, as the case may be. Nothing in this Section 18 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c) or 3(d).

        SECTION 19.    STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

        SECTION 20.    CHANGE IN CONTROL PROVISIONS

        Upon the occurrence of a Change in Control, except as otherwise provided in the applicable Award Certificate or, subject to Section 18 above, in writing after the Award is issued:

        (a)   Upon an Involuntary Termination of Employment (or, as to a Non-Employee Director, Termination of Service) following a Change in Control, all Awards shall be fully earned and vested immediately; provided, however, that any Awards the vesting of which is subject to a performance goal will be treated as provided in Section 20(b) below.

        (b)   In the event of a Change in Control, any performance measure attached to an Award shall be deemed satisfied at target as of the date of a Change in Control.

        (c)   "Change in Control" means the occurrence of any one of the following events:

            (i)  any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Board ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Company); or

           (ii)  the consummation of (i) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (ii) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

        Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of the foregoing clause (a) solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all then outstanding Voting Securities, then a "Change in Control" shall be deemed to have occurred for purposes of the foregoing clause (a).

        SECTION 21.    GENERAL PROVISIONS

        (a)    No Distribution.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        (b)    Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        (c)    Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 21(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

        (d)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (e)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to the Company's insider trading policies and procedures, as in effect from time to time.

        (f)    Clawback Policy.    Awards made under the Plan shall be subject to the Company's clawback policy in effect from time to time.

        SECTION 22.    EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company's bylaws and articles of incorporation and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

        SECTION 23.    GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: March 19, 2014
DATE APPROVED BY STOCKHOLDERS:                    , 2014

ANNUAL MEETING OF STOCKHOLDERS OF BROOKLINE BANCORP, INC. May 7, 2014 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2014 THE ANNUAL MEETING PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND BROOKLINE BANCORP, INC.'S 2013 ANNUAL REPORT ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT HTTPS://MATERIALS.PROXYVOTE.COM/11373M. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect the four nominees named in the proxy statement, each to serve for a threeyear term and until their respective successors are elected and qualified: O Margaret Boles Fitzgerald O Bogdan Nowak O Merrill W. Sherman O Peter O. Wilde 2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014. 3. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers. 4. To approve the Brookline Bancorp, Inc. 2014 Equity Incentive Plan. 5. In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" ALL NOMINEES FOR DIRECTOR, AND "FOR" PROPOSAL 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS THAT ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY INDIVIDUAL AS DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20433300000000001000 8 050714 FOR AGAINST ABSTAIN Please indicate if you plan to attend this meeting.

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 REVOCABLE PROXY BROOKLINE BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 2014, 11:00 A.M. EASTERN TIME The undersigned stockholder of Brookline Bancorp, Inc., a Delaware corporation (the "Company"), hereby appoints Paul A. Perrault, President and Chief Executive Officer and Michael W. McCurdy, General Counsel and Corporate Secretary, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at The Charles Hotel on May 7, 2014, 11:00 a.m. Eastern Time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting. (Continued and to be signed on the reverse side.)